Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among:

IKENA ONCOLOGY, INC.;

PORTSMOUTH MERGER SUB I, INC;

PORTSMOUTH MERGER SUB II, LLC;

PIONYR IMMUNOTHERAPEUTICS, INC.

And

FORTIS ADVISORS LLC, as the Securityholder Agent

Dated as of August 4, 2023

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(continued)

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(continued)

-iii-

(continued)

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Exhibits:

Exhibit A	Form of Parent Stockholder Support Agreement

Exhibit B	Form of Company Lock-Up Agreement

Exhibit C	Form of Certificate of Designation

Exhibit D	Form of CVR Agreement

Exhibit E	Form of Accredited Investor Questionnaire

Exhibit F	Form of Separation and Release Agreement

Schedules:

Schedule A	Company Knowledge Persons

Schedule B	Parent Knowledge Persons

Schedule C	Parent Support Persons

Schedule D	Company Lock-Up Persons

Schedule E	Continuing Employees

Schedule F	Non-Voting Common Stock Issuance

Schedule G	Transaction Expenses

Company Disclosure Schedule

Parent Disclosure Schedule

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 4, 2023, by and among IKENA ONCOLOGY, INC., a Delaware corporation (“Parent”), PORTSMOUTH MERGER SUB I, INC, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub 1”), PORTSMOUTH MERGER SUB II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”), PIONYR IMMUNOTHERAPEUTICS, INC, a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, as the Securityholder Agent. Certain capitalized terms used in this Agreement are defined in Section 1.

RECITALS

A. Parent and the Company intend to effect a merger of Merger Sub 1 with and into the Company (the “First Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the First Merger, Merger Sub 1 will cease to exist and the Company will become a wholly owned subsidiary of Parent.

B. Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Company will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub 2 being the surviving entity of the Second Merger.

C. The Parties intend that the First Merger and the Second Merger, taken together, will constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g).

D. The Board of Directors of Parent (the “Parent Board”) has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement, the CVR Agreement and the Contemplated Transactions, including the issuance of shares of Parent Common Stock and Parent Preferred Stock to the Company Holders pursuant to the terms of this Agreement and (iii) resolved to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote (a) to approve the conversion of the Parent Preferred Stock issued pursuant to this Agreement in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”) and (b) if deemed necessary by Parent, to authorize sufficient shares of Parent Common Stock in Parent’s certificate of incorporation for the conversion of the Parent Preferred Stock issued pursuant to this Agreement (the “Charter Amendment Proposal”).

E. The First Merger Sub Board has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub 1 and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, and (iii) resolved to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub 1 votes to adopt this Agreement and approve the Contemplated Transactions.

F. The sole member of Merger Sub 2 has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub 2 and its sole member, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, and (iii) resolved to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the member of Merger Sub 2 votes to adopt this Agreement and approve the Contemplated Transactions.

G. The Board of Directors of the Company (the “Company Board”) has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) resolved to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to adopt this Agreement and approve the Contemplated Transactions.

H. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers, directors and stockholders of Parent set forth on Schedule C hereto (solely in their capacity as stockholders of Parent), whose shares of Parent represent approximately 29% of the outstanding shares of voting common stock of Parent, are executing support agreements in favor of the Company in substantially the form attached hereto as Exhibit A (the “Parent Stockholder Support Agreement”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of Parent in favor of the Conversion Proposal and Charter Amendment Proposal.

I. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent’s willingness to enter into this Agreement, the officers, directors and stockholders of the Company listed on Schedule D hereto are executing lock-agreements in substantially the form attached hereto as Exhibit B (the “Lock-Up Agreement,” and collectively, the “Company Lock-Up Agreements”)

J. Concurrently with the execution and delivery of this Agreement, the stockholders of the Company sufficient to adopt and approve this Agreement and the First Merger, as required under the DGCL and the Company’s Organizational Documents, are executing and delivering an action by written consent, in form and substance reasonably acceptable to Parent in order to obtain the Required Company Stockholder Vote (each, a “Company Stockholder Written Consent”).

K. Immediately following the execution and delivery of this Agreement, but prior to the filing of the First Certificate of Merger, Parent will file the Certificate of Designation with the office of the Secretary of State of the State of Delaware.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

Section 1. Definitions and Interpretative Provisions.

1.1 Definitions.

(a) For purposes of the Agreement (including this Section 1):

“Accredited Investor” means a Company Stockholder that has executed and delivered an Accredited Investor Questionnaire substantially in the form attached hereto as Exhibit E, demonstrating that such Company Holder is an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act).

“Affiliate” shall have the meaning given to such term in Rule 145 under the Securities Act.

“Aggregate Cash Payments” means an amount in cash equal to (i) the product of (A)(x) the aggregate number of shares of Company Common Stock held by Company Stockholders who are Unaccredited Investors as of immediately prior to the First Effective Time plus (y) the aggregate number of shares of Company Common Stock underlying any In-the-Money Company Options and Company Restricted Stock Units as of immediately prior to the First Effective Time multiplied by (B) Per Share Cash Consideration less (ii) the aggregate exercise prices of the In-the-Money Company Options.

“Business Day” means any day other than a day on which banks in the State of California or the State of New York are authorized or obligated to be closed.

“Certificate of Designation” means a certificate of designation for Parent Preferred Stock in the form attached hereto as Exhibit C.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA, as amended. “Code” means the Internal Revenue Code of 1986, as amended.

“Company Associate” means any current or former employee, independent contractor, officer, or director of the Company or any of its Subsidiaries.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a Party, (b) by which the Company or any of its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation, or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Company Equity Securities” means the Company Common Stock, Company Options and Company RSUs.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.3, 3.6, 3.16(b) and 3.16(c).

“Company Holder Selling Expenses” means all discounts, selling commissions, fees of selling brokers, dealer managers, underwriters and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Company Holder (excluding, for the avoidance of doubt, any fees and disbursements of counsel for Parent included in Registration Expenses).

“Company Holders” means the Company Stockholders, the Company Optionholders and Company RSU Holders.

“Company Indemnitors” means the Company Stockholders other than Unaccredited Investors.

“Company IP Rights” means all Intellectual Property owned, exclusively licensed or controlled, or purported to be owned or controlled, by the Company or its Subsidiaries.

“Company IP Rights Agreement” means any Contract governing, related to or pertaining to any Company IP Rights.

“Company IT Systems” means all systems used by the Company in the conduct of its business including the information and communications technology infrastructure and systems (including all software, hardware, firmware, networks and Company web sites), and any security and disaster recovery arrangements relating thereto.

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of a Company Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) the announcement of the Agreement or the pendency of the Contemplated Transactions, (b) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of the Agreement, (c) any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world or any governmental or other response or reaction to any of the foregoing, (d) any change in GAAP or applicable Law or the interpretation thereof, (e) general economic or political conditions or conditions generally affecting the industries in which the Company and its Subsidiaries operate, or (f) any change in the cash position of the Company and its Subsidiaries which results from operations in the Ordinary Course of Business; except in each case with respect to clauses (c), (d), and (e), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“Company Merger Shares” means the total number of shares of Parent Common Stock determined by (i) dividing (x) the Company Valuation less the Aggregate Cash Payments less the Expense Fund Amount by (y) the Parent Share Price and (ii) subtracting from the quotient in clause (i), the Indemnity Shares (assuming the Indemnity Shares are issued in the form of Parent Common Stock for these purposes).

“Company Options” means each outstanding and unexercised option to purchase Company Common Stock that was granted by the Company under the Company Plan.

“Company Optionholders” means the holders of Company Options.

“Company Product Candidates” means investigational drug products for which the Company is, or was, researching and developing, including PY314, PY159, and PY265.

“Company Registered IP” means all Company IP Rights that are owned by or exclusively licensed to the Company that are registered, filed or issued under the authority of, with, or by any Governmental Authority, including all patents, registered copyrights, and registered trademarks, and all applications for the foregoing.

“Company Restricted Stock Units” means each outstanding restricted stock unit representing the right to receive one or more shares of Company Common Stock or the cash value thereof upon vesting and settlement under the Company Plan.

“Company RSU Holders” means the holders of Company Restricted Stock Units.

“Company Stockholders” means the holders of Company Common Stock.

“Company Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet of the Company as of June 30, 2023, provided to Parent prior to the date of this Agreement.

“Company Valuation” means $43,507,084.61.

“Confidentiality Agreement” means the Confidentiality Agreement dated May 15, 2023, between the Company and Parent.

“Consent” means any approval, consent, ratification, permission, waiver, or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Merger and the other transactions contemplated by the Agreement, including the CVR Agreement, the Conversion Proposal and Charter Amendment Proposal (to the extent applicable and deemed necessary by Parent).

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“COVID-19 Relief Law” means the CARES Act, the Families First Corona Virus Response Act, the Coronavirus Preparedness and Response Supplemental Appropriations Act, or any similar Law enacted or promulgated by the government of the United States of America or any political subdivision thereof in response to or in connection with COVID-19 or any mutation, strain or variant thereof, or any similar or related disease caused by COVID-19 (all as in effect from time to time, together with all amendments thereto and all regulations and guidance issued by any Governmental Authority with respect thereto, regardless of the date enacted, adopted, issued or implemented).

“CVR” means one contingent value right representing the right to receive the consideration set forth in, and subject in all respects to the terms and conditions of, the CVR Agreement.

“CVR Agreement” means the Contingent Value Rights Agreement in substantially the form attached hereto as Exhibit D to be entered into between Parent and Computershare Trust Company N.A. (or such other nationally recognized rights agent agreed to between Parent and the Company) (the “Rights Agent”), with such revisions thereto requested by the Rights Agent that are not, individually or in the aggregate, materially detrimental to the holders of CVRs and reasonably acceptable to the Company.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“Effect” means any effect, change, event, circumstance, or development.

“Employee Plan” means (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA whether or not subject to ERISA; (B) stock option plans, stock purchase plans, bonus (including any annual bonus and retention bonus) or incentive plans, severance pay plans, programs or arrangements, deferred compensation arrangements or agreements, employment agreements, compensation plans, programs, agreements or arrangements, change in control plans, programs or arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements, not described in (A) above; and (C) plans or arrangements providing compensation to employee and non- employee directors, in each case in which the Company or any ERISA Affiliate sponsors, contributes to, or provides benefits under or through such plan, or has any obligation to contribute to or provide benefits under or through such plan, or if such plan provides benefits to or otherwise covers any current or former employee, officer or director of the Company or any ERISA Affiliate (or their spouses, dependents, or beneficiaries), or under which the Company or any of its ERISA Affiliates has or may have any liability.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest, or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and (b) rules of law governing specific performance, injunctive relief, and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership, or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliates” means, any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Fund Amount” means $15,000.

“Federal Health Care Program” means any federal health program as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA, and state healthcare programs (as defined therein).

“First Merger Sub Board” means the board of directors of Merger Sub 1.

“Fraud” means actual and intentional common law fraud under Delaware law.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity, and any court or other tribunal, and, for the avoidance of doubt, any taxing authority), or (d) self-regulatory organization (including Nasdaq).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, approval, clearance, registration, qualification, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law, or (b) right under any Contract with any Governmental Authority.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including, without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

“Health Care Laws” means all applicable Laws and implementing regulations pertaining to U.S. health care regulatory matters to the extent applicable, including as amended from time to time, any such Law pertaining to: (a) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the Public Health Service Act (42 U.S.C. § 262 et seq.), (b) any Federal Health Care Program, including those pertaining to providers of goods or services that are paid for by any Federal Health Care Program, including, the False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58), the federal False Statements Statute (42 U.S.C. § 1320a-7b(a)), the Exclusion Law (42 U.S.C. § 1320a-7), the Federal Program Fraud Civil Remedies Act (31 U.S.C. §§3801-3812), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a and 1320a-7b), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), (c) any and all other applicable comparable state and foreign Laws, and (d) all regulations promulgated pursuant to the foregoing, each of (a) through (d) as amended or modified from time to time.

“HIPAA” means the following, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder: (i) the Health Insurance Portability and Accountability Act of 1996; (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (iii) applicable state Laws regarding patient privacy and the security, exchange, use or disclosure of health care records or protected health information (as defined by the Health Insurance Portability and Accountability Act of 1996).

“In-the-Money Company Option” means each Company Option having an exercise price that is less than the Per Share Cash Consideration.

“Indemnity Shares” means the total number of shares of Parent Preferred Stock (and Parent Common Stock, as applicable) determined by (i) multiplying five percent (5%) by (ii) the quotient of (a) the Company Valuation less the Aggregate Cash Payments divided by (b) the Parent Share Price; provided, that the Indemnity Shares shall consist of shares of Parent Preferred Stock and if, and only if, the number of shares of Parent Preferred Stock issued pursuant to Section 2.5 is fewer than the number of such shares corresponding to five percent (5%) of the quotient of (a) the Company Valuation less the Aggregate Cash Payments divided by (b) the Parent Share Price, the remainder of the Indemnity Shares shall consist of shares of Parent Common Stock.

“Intellectual Property” means any and all of the following, as they exist in any jurisdiction throughout the world and under any international treaties or conventions: (a) patents, patent applications, including all provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations, term extensions, certificates of invention, and the equivalents of any of the foregoing, statutory invention registrations, invention disclosures and inventions (collectively, “Patents”), (b) trademarks, service marks, trade names, domain names, corporate names, brand names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights in published and unpublished works, including registrations and applications for registration thereof, (d) software, including all source code, object code and related documentation, (e) trade secrets and other confidential or proprietary information, including formulae, customer lists, know-how, whether patentable or not, and (f) any and all other intellectual property rights and/or proprietary rights equivalent to any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Key Employee” means, with respect to the Company or Parent, an executive officer of such Party or any officer of such Party that reports directly to the board of directors of such Party or to the chief executive officer of such Party.

“Knowledge” means, (a) where used herein with respect to the Company means the actual knowledge of the persons named in Schedule A after due inquiry in the ordinary course of the performance of such individual’s employment responsibilities and (b) where used herein with respect to Parent means the actual knowledge of the persons named in Schedule B after due inquiry in the ordinary course of the performance of such individual’s employment responsibilities.

“Law” means any federal, state, national, supra-national, foreign, local, or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA,

“Multiple Employer Welfare Arrangement” means a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. “Nasdaq” means The Nasdaq Stock Market.

“Order” means any judgment, order, writ, injunction, ruling, decision, or decree of (that is binding on a Party), or any plea agreement, corporate integrity agreement, resolution agreement, or deferred prosecution agreement with, or any settlement under the jurisdiction of, any court or Governmental Authority.

“Ordinary Course of Business” means (i) with respect to Parent, such actions taken in the ordinary course of its normal operations and consistent with its past practices and (ii) with respect to the Company and its Subsidiaries, such actions taken in the ordinary course of its normal operations and consistent with its practices in the last four (4) months.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Parent Associate” means any current or former employee, independent contractor, officer, or director of Parent or any of its Subsidiaries.

“Parent Capital Stock” means the Parent Common Stock (including, for this purpose, any non-voting Common Stock of Parent issuable to Company Holder set forth on Schedule F hereto that own Parent Common Stock as of the First Effective Time as expressly provided in the Allocation Certificate, upon conversion of the Parent Preferred Stock in accordance with the Certificate of Designation or pursuant to the terms of the CVR Agreement) and Parent Preferred Stock.

“Parent Common Stock” means the common stock, $0.001 par value per share, of Parent. For the avoidance of doubt, shares of Parent Common Stock issuable pursuant to this Agreement shall consist of shares of voting common stock under the Organizational Documents of Parent, except for the issuance of non-voting common stock of Parent to Company Holder set forth on Schedule F hereto that own Parent Common Stock as of the First Effective Time as expressly provided in the Allocation Certificate, the Certificate of Designation or CVR Agreement.

“Parent Contract” means any Contract: (a) to which Parent is a party, (b) by which Parent is or may become bound or under which Parent has, or may become subject to, any obligation, or (c) under which Parent has or may acquire any right or interest.

“Parent Employee Plan” means any Employee Plan that Parent or any of its ERISA Affiliates sponsors, contributes to, or provides benefits under or through such plan, or has any obligation to contribute to or provide benefits under or through such plan, or if such plan provides benefits to or otherwise covers any current or former employee, officer, director, or other service provider of Parent or any of its ERISA Affiliates (or their spouses, dependents, or beneficiaries).

“Parent IP Rights” means all Intellectual Property owned or controlled by Parent that is necessary for, or used or held for use in, the operation of the business of Parent as presently conducted.

“Parent Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Parent; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Parent Material Adverse Effect: (a) the announcement of the Agreement or the pendency of the Contemplated Transactions, (b) any change in the stock price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Parent Common Stock may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), (c) the taking of any action, or the failure to take any action, by Parent that is required to comply with the terms of the Agreement, (d) any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world, or any governmental or other response or reaction to any of the foregoing, (e) any change in GAAP or applicable Law or the interpretation thereof, or (f) general economic or political conditions or conditions generally affecting the industries in which Parent operates; except, in each case with respect to clauses (d), (e) and (f), to the extent disproportionately affecting Parent relative to other similarly situated companies in the industries in which Parent operates.

“Parent Options” means options or other rights to purchase shares of Parent Common Stock issued by Parent.

“Parent Preferred Stock” means the Series A Non-Voting Convertible Preferred Stock, $0.001 par value per share, of Parent.

“Parent Share Price” means $7.15.

“Parent Transfer Agent” means Computershare Trust Company N.A. or its valid successor or assignee.

“Party” or “Parties” means the Company, Merger Subs, Parent and the Securityholder Agent. “Per Share Cash Consideration” means an amount in cash equal to (i) the Company Valuation plus the aggregate exercise prices of the In-the-Money Company Options divided by (ii) the sum of (a) the aggregate number of shares of Company Common Stock outstanding as of immediately prior to the First Effective Time plus (b) the aggregate number of Company Restricted Stock Units outstanding as of immediately prior to the First Effective Time plus (c) the aggregate number of shares of Company Common Stock issuable upon exercise of all In-the-Money Company Options as of immediately prior to the First Effective Time.

“Per Share Expense Fund Amount” shall mean (a) the quotient of (i) the Expense Fund Amount, divided by (ii) the aggregate number of shares of Company Common Stock held by Company Indemnitors outstanding as of immediately prior to the First Effective Time.

“Per Share Indemnity Shares” means a number of Indemnity Shares equal to the quotient of (a) the aggregate number of Indemnity Shares divided by (b) the aggregate number of shares of Company Common Stock held by Accredited Investors as of immediately prior to the Closing.

“Per Share Merger Shares” means a number of Company Merger Shares equal to the quotient of (a) the aggregate number of Company Merger Shares divided by (b) the aggregate number of shares of Company Common Stock held by Accredited Investors as of immediately prior to the Closing.

“Permitted Encumbrances” means (a) any liens for Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet or the Parent Unaudited Interim Balance Sheet, as applicable, in accordance with GAAP, (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or Parent, as applicable, (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, or similar programs mandated by Law, and (e) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

“Person” means any individual, Entity, or Governmental Authority.

“Personal Information” means (i) information about an identified or identifiable individual and (ii) any other similar information, each to the extent defined as “personal information,” “personal data,” or “personally identifiable information” or similar terms by Privacy Laws.

“Privacy Laws” mean Laws relating to privacy, security and/or collection, use, or other processing of Personal Information and/or the use of Personal Information for direct marketing purposes, including HIPAA.

“Privacy Policies” mean the Company’s written policies relating to privacy, information security and the Company’s processing of Personal Information.

“Pro Rata Share” means, with respect to any Company Indemnitor, such Person’s percentage interest in the Company Merger Shares as set forth on the Allocation Certificate; provided; that, the sum of all Pro Rata Shares shall equal 100% at all times.

“Registrable Securities” means the shares of Parent Common Stock issued or issuable to Company Holders pursuant to this Agreement (including pursuant to the Conversion Proposal) or the CVR Agreement and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such shares; provided, however, that Registrable Securities shall cease to be Registrable Securities with respect to a particular Company Holder when: (a) such securities have been disposed of in accordance with the Registration Statement or pursuant to Rule 144; (b) such securities may be sold pursuant to Rule 144 without any manner of sale or volume limitations; or (c) such securities cease to be outstanding.

“Registration Expenses” means all expenses incurred by Parent in effecting the registration contemplated by Section 5.11 of this Agreement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for Parent, “blue sky” fees and expenses, and expenses of Parent’s independent registered public accounting firm in connection with any regular or special reviews or audits incident to or required by any such registration; provided, however, that such expenses shall not include Company Holder Selling Expenses.

“Release from Indemnity” means, with respect to any number of shares of Parent Capital Stock that comprise (in whole or in part) the Indemnity Fund, the taking of all requisite action on the part of Parent and the Securityholder Agent (including, for the avoidance of doubt, the delivery of joint written instructions, delivery or cancellation orders, powers of attorney, medallion guarantees and opinions, as necessary, to the Parent Transfer Agent) to (a) in the event such shares of Parent Capital Stock are to be released to the Company Indemnitors, remove any of the restrictions on transfer imposed on such shares of Parent Capital Stock pursuant to Section 9.1(b) (and the legend contemplated by Section 5.6(b)) of this Agreement, such removal to be effected for each Company Indemnitor with respect to such Company Indemnitor’s Pro Rata Share of the number of shares of Parent Capital Stock to be so released to the Company Indemnitors, or (b) in the event such shares of Parent Common Stock are to be released to Parent, cancel such shares of Parent Capital Stock, such cancellation to be effected for each Company Indemnitor with respect to such Company Indemnitor’s Pro Rata Share of the aggregate number of shares of Parent Capital Stock to be so released to Parent; provided that Parent and the Securityholder Agent shall cooperate in good faith, and coordinate with the Parent Transfer Agent, to take such actions as promptly as practicable and in a manner that gives effect to the intended consequences of clause (a) and (b) above; provided, further, that, any opinion to be delivered to Parent Transfer Agent in connection with a Release from Indemnity shall be provided by Parent or its counsel. The phrase “Released from Indemnity” shall have a corelative meaning. At the time any shares of Parent Capital Stock are Released from Indemnity, such shares of Parent Capital Stock shall no longer be part of the Indemnity Fund.

“Representatives” means directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors, and representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

An Entity shall be deemed to be a “Subsidiary” of a Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Tax” means (i) any U.S. federal, state, or local, or non-U.S. tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, escheat, unclaimed property, alternative or add-on minimum or other tax or similar charge (whether imposed directly or through withholding and whether or not disputed) including any fees, levies, duties, tariffs, customs, assessments, imports, re-advances and other like charges in the nature of a tax, and including any fine, penalty, addition to tax, interest or additional amount imposed by a Governmental Authority with respect thereto (or attributable to the nonpayment thereof), (ii) any liability for payment of amounts described in clause (i) as a result of transferee or successor liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of Law.

“Tax Return” means any return (including any information return), report, statement, declaration, claims for refund, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Unaccredited Investor” means a Company Holder that is not an Accredited Investor and that is identified as such in the Allocation Certificate.

(b) Each of the following terms set forth in this Section 1.1(b) is defined in the Section set forth opposite such term:

Term	Section

Advisory Group	9.8(b)

Aggregate Cash-in-Lieu Payments	2.6(c)

Agreement	Preamble

Allocation Certificate	5.9

Anti-Bribery Laws	3.22(b)

Term	Section

Basket	9.4(a)

Capitalization Date	4.6(a)

Certifications	4.7(a)

Charter Amendment Proposal	Recitals

Claim Certificate	9.6(a)

Claims Period	9.5

Closing	2.3

Closing Date	2.3

Company	Preamble

Company Board	Recitals

Company Common Stock	3.6(a)

Company Disclosure Schedule	Section 3

Company Employee Plans	3.17(a)

Company Financials	3.7(a)

Company Holder Indemnitee	5.11(e)(i)

Company Lock-Up Agreements	Recitals

Company Material Contract	3.13(a)

Company Permits	3.14(a)

Company Plan	3.6(b)

Company Real Estate Leases	3.11

Company Regulatory Permits	3.14(e)

Company Stockholder Written Consent	Recitals

Continuing Employees	5.3(a)

Conversion Proposal	Recitals

Costs	5.4(a)

Term	Section

D&O Indemnified Parties	5.4(a)

D&O Tail	5.4(d)

Damages	9.3(a)

Dissenting Shares	2.12

Drug Regulatory Agency	3.14(d)

Indemnity Fund	9.1(a)

Indemnity Release Date	9.1(b)

Effectiveness Period	5.11(a)(ii)

Exchange Agent	2.10(a)

Expense Fund	9.8(d)

First Certificate of Merger	2.3

First Effective Time	2.3

First Merger	Recitals

First Step Surviving Corporation	2.1

GAAP	3.7(a)

Grace Period	5.11(b)(vii)

Indemnity Fund	9.1(a)

Indemnity Release Date	9.1(b)

Intended Tax Treatment	5.5(a)

Investor Agreements	5.7

Liability	3.9

Lock-Up Agreement	Recitals

Malicious Code	3.22(a)

Merger	Recitals

Merger Sub 1	Preamble

Term	Section

Merger Sub 2	Preamble

Merger Subs	Preamble

Non-Continuing Employees	5.3(a)

Non-Voting Common Stock	4.6(a)

Parent	Preamble

Parent Board	Recitals

Parent Board Recommendation	5.2(a)

Parent Common Stock Consideration Cap	2.5

Parent Disclosure Schedule	Section 4

Parent Indemnified Person	9.3(a)

Parent SEC Documents	4.7(a)

Parent Stockholder Matters	5.2(a)

Parent Stockholder Meeting	5.2(a)

Parent Stockholder Support Agreement	Recitals

Privacy Requirements	3.22(a)

Pro Rata Share	2.6(a)(ii)

Prospectus Supplement	5.11(a)(i)

Proxy Statement	5.1(a)

Registration Statement	5.11(a)(i)

Required Company Stockholder Vote	3.4

Required Parent Stockholder Vote	4.4

Second Certificate of Merger	2.3

Second Effective Time	2.3

Second Merger	Recitals

Securityholder Agent	9.8(a)

Term	Section

Securityholder Agent Engagement Agreement	9.8(b)

Securityholder Agent Expenses	9.8(b)

Securityholder Agent Group	9.8(b)

Surviving Company	2.1

Third-Party Claim	9.9

Transfer Taxes	5.5(a)

Violation	5.11(e)(i)

VWAP	9.1(c)3.17(q)

WARN Act	3.17(q)

Withholding Agent	2.15

1.2 Other Definitional and Interpretative Provisions. The words “hereof,” “herein,” and “hereunder,” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections, Exhibits and Schedules are to Sections, Exhibits, and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule, but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine gender. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified, or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended, modified, re-enacted thereof, and substituted, from time to time. References to “$” and “dollars” are to the currency of the United States. All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP, unless otherwise expressly specified. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days, unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence, or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. The Parties agree that the Company

Disclosure Schedule or Parent Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Section 3 or Section 4, respectively. The disclosures in any section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule shall qualify other sections and subsections in Section 3 or Section 4, respectively, to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The words “delivered” or “made available” mean, with respect to any documentation, that prior to 5:00 p.m. (New York City time) on the date that is the day prior to the date of this Agreement, a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party for the purposes of the Contemplated Transactions.

Section 2. Description of Transaction

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the First Effective Time, Merger Sub 1 shall be merged with and into the Company, and the separate existence of Merger Sub 1 shall cease. As a result of the First Merger, the Company will continue as the surviving corporation of the First Merger (the “First Step Surviving Corporation”). Upon the terms and subject to the conditions set forth in this Agreement, at the Second Effective Time, the First Step Surviving Corporation will merge with and into Merger Sub 2, and the separate existence of the First Step Surviving Corporation shall cease. As a result of the Second Merger, Merger Sub 2 will continue as the surviving company in the Second Merger (the “Surviving Company”).

2.2 Effects of the Merger. At and after the First Effective Time, the First Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the First Merger, the First Step Surviving Corporation will become a wholly owned subsidiary of Parent. At and after the Second Effective Time, the Second Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL and the DLLCA.

2.3 Closing; First Effective Time; Second Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Section 7, Section 8, and Section 9, the consummation of the Merger (the “Closing”) shall take place remotely, immediately following the execution of this Agreement, or at such other time, date and place as Parent and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, (i) the Parties shall cause the First Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the First Merger, satisfying the applicable requirements of the DGCL, and in form and substance to be agreed upon by the Parties (the “First Certificate of Merger”), and (ii) the Parties shall cause the Second Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Second Merger, satisfying the applicable requirements of the DGCL and the DLLCA, and in form and substance to be agreed upon by the Parties (the “Second Certificate of Merger”). The First Merger shall become effective at the time of the filing of such First Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as may be specified in such First Certificate of Merger with the consent of Parent and the Company (the time as of which the First Merger becomes effective being referred to as the “First Effective Time”). The Second Merger shall become effective at the time of the filing of such Second Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as may be specified in such Second Certificate of Merger with the consent of Parent and the Company (the time as of which the Second Merger becomes effective being referred to as the “Second Effective Time”).

2.4 Certificate of Designation; Organizational Documents.

(a) Prior to the First Effective Time, Parent will file the Certificate of Designation with the office of the Secretary of State of the State of Delaware.

(b) As of the First Effective Time:

(i) the certificate of incorporation of the First Step Surviving Corporation shall be amended and restated to read the same as the certificate of incorporation of Merger Sub 1 as in effect immediately prior to the First Effective Time, until thereafter further amended in accordance with the DGCL and as provided in such amended and restated certificate of incorporation, except that ARTICLE I of the certificate of incorporation of the First Step Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of this corporation is “Pionyr Immunotherapeutics, Inc. (the “Corporation”)”;

(ii) the bylaws of the First Step Surviving Corporation shall be amended and restated to read the same as the bylaws of Merger Sub 1 as in effect immediately prior to the First Effective Time, until thereafter further amended in accordance with the DGCL and as provided in the certificate of incorporation of the First Step Surviving Corporation and such bylaws, except that all references to Merger Sub 1 in the bylaws of the First Step Surviving Corporation shall be changed to references to Pionyr Immunotherapeutics, Inc.;

(iii) unless otherwise determined by Parent prior to the First Effective Time, the directors and officers of Merger Sub 1 immediately prior to the First Effective Time shall be the initial directors of the First Step Surviving Corporation immediately after the First Effective Time, each to hold office in accordance with the provisions of the DGCL, the certificate of incorporation and bylaws of the First Step Surviving Corporation until their respective successors are duly elected or appointed, as applicable, and qualified; and

(iv) the certificate of incorporation of Parent shall be identical to the certificate of incorporation of Parent immediately prior to the First Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation;

(c) As of the Second Effective Time:

(i) The manager of the Surviving Company, in accordance with the certificate of formation and limited liability agreement of the Surviving Company, shall be Parent;

(ii) the limited liability company agreement of the Surviving Company shall be identical to the limited liability company agreement of Merger Sub 2 as in effect immediately prior to the Second Effective Time, until thereafter amended as provided by the DLLCA and such limited liability company agreement; provided, that the limited liability company agreement of the Surviving Company shall comply with Section 5.3; and

(iii) the certificate of formation of Merger Sub 2 as in effect immediately prior to the Second Effective Time shall be the certificate of formation of the Surviving Company, until thereafter further amended in accordance with DLLCA and as provided in such certificate of formation.

(d) The certificate of incorporation, as amended by the Certificate of Designation, of Parent shall be identical to the certificate of incorporation of Parent immediately prior to the Second Effective Time until thereafter amended as provided by the DGCL and as provided in such certificate of incorporation.

2.5 Parent Stock Consideration. Notwithstanding anything in this Agreement to the contrary, the maximum aggregate number of shares of Parent Common Stock to be paid by Parent as consideration for all the outstanding shares of Company Common Stock at the First Effective Time (in each case, including both Company Merger Shares and Indemnity Shares) shall be 1,800,680 shares of Parent Common Stock, which shares shall represent a number of shares equal to no more than 4.99% of the outstanding shares of voting Parent Common Stock as of immediately before the First Effective Time (the “Parent Common Stock Consideration Cap”). In the event the aggregate number of shares of Parent Common Stock issuable to the Company Holders at the First Effective Time pursuant to Section 2 would result in the issuance of shares of Parent Common Stock in an amount in excess of the Parent Common Stock Consideration Cap, Parent shall issue to each such Company Holder shares of Parent Common Stock up to 4.99% of the Parent Common Stock that would have been issued to such Company Holder prior to the application of this Section 2.5 and shall issue the remaining balance to such Company Holders in the form of shares of Parent Preferred Stock on the basis of one (1) share of Parent Preferred Stock for each share of Company Common Stock that otherwise would have been issued. Each share of Parent Preferred Stock shall be convertible into one (1) share of Parent Common Stock, subject to and contingent upon the affirmative vote of a majority of the votes cast at a meeting of the stockholders of Parent to approve the Conversion Proposal (other than votes cast with respect to shares of Parent Common Stock that were issued as Company Merger Shares or Indemnity Shares).

2.6 Conversion of Shares.

(a) At the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, Merger Subs, the Company, or any stockholder of the Company or Parent:

(i) any shares of Company Common Stock held as treasury stock or held or owned by the Company or any wholly owned Subsidiary of the Company immediately prior to the First Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 2.5 and Section 2.6(c), each share of Company Common Stock outstanding immediately prior to the First Effective Time (excluding shares to be canceled pursuant to Section 2.6(a)(i) and excluding any Dissenting Shares) shall be automatically converted into: (A) if the holder of such share of Company Common Stock is an Accredited Investor, the right to receive (1) the Per Share Merger Shares, (2) the Per Share Indemnity Shares, (3) the contingent right to receive the Per Share Expense Fund Amount if, and to the extent, such amounts become distributable to former holders of such shares of Company Common Stock in accordance with, and subject to, the terms and conditions of Section 9.8(d) of this Agreement, and (4) one CVR; or (B) if the holder of such share of Company Common Stock is an Unaccredited Investor, (1) cash in the amount of the Per Share Cash Consideration and (2) one CVR. Each CVR issued will be issued in book-entry form pursuant to the CVR Agreement and will not be evidenced by a certificate or other instrument.

(b) No later than immediately prior to the First Effective Time, the Company shall take all actions reasonably necessary to cause the vesting of any share of Company Common Stock outstanding immediately prior to the First Effective Time that is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code to accelerate in full and such substantial risk of forfeiture to immediately lapse.

(c) No fractional shares of Parent Common Stock or Parent Preferred Stock shall be issued in connection with the First Merger, and no certificates or scrip for any such fractional shares shall be issued. Any fractional shares of Parent Common Stock or Parent Preferred Stock a holder of Company Common Stock would otherwise be entitled to receive shall be aggregated together first, prior to any remaining fractional share being paid in cash the dollar amount (rounded to the nearest whole cent), without interest and subject to any required Tax withholding, determined by multiplying such fraction by the Parent Share Price (together, the “Aggregate Cash-in-Lieu Payments”). The payment of cash in lieu of fractional share interests pursuant to this Section 2.6(c) is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange.

(d) At the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, Merger Subs, the Company, or any stockholder of the Company or Parent, each share of common stock of Merger Sub 1 issued and outstanding immediately prior to the First Effective Time shall be converted into and exchanged for one share of common stock of the First Step Surviving Corporation. If applicable, each stock certificate of Merger Sub 1 evidencing ownership of any such shares shall, as of the First Effective Time, evidence ownership of such shares of common stock of the First Step Surviving Corporation.

(e) If, between the date of this Agreement and the First Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock or Parent Preferred Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares or other like change, the Company Merger Shares and the Indemnity Shares shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of Company Common Stock and Parent Common Stock and Parent Preferred Stock with the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares or other like change; provided, however, that nothing herein will be construed to permit the Company or Parent to take any action with respect to Company Common Stock or Parent Common Stock or Parent Preferred Stock, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

(f) As of the Second Effective Time, by virtue of the Second Merger and without any action on the part of Parent, the First Step Surviving Corporation, Merger Sub 2 or their respective stockholders or members, as applicable, each share of common stock of the First Step Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

2.7 Company Options. At the First Effective Time, each Company Option, whether vested or unvested, that is outstanding immediately prior to the First Effective Time shall be cancelled and each In-the-Money Company Option shall be automatically converted into the right to receive for each share of Company Common Stock underlying such Company Option, without interest and subject to deduction for any required withholding under applicable Tax Law, an amount in cash from Parent or the Surviving Company equal to the excess of the Per Share Cash Consideration over the per share exercise price of such In-the-Money Company Option. For the avoidance of doubt, each Company Option that does not constitute an In-the-Money Company Option shall be cancelled at the First Effective Time without any consideration payable therefor (whether in the form of cash or otherwise).

2.8 Company Restricted Stock Units. At the First Effective Time, each Company Restricted Stock Unit, whether vested or unvested, that is outstanding immediately prior to the First Effective Time shall be automatically cancelled and converted into the right to receive, without interest and subject to deduction for any required withholding under applicable Tax Law, an amount in cash from Parent or the Surviving Company equal to the Per Share Cash Consideration.

2.9 Closing of the Company’s Transfer Books. At the First Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the First Effective Time shall be treated in accordance with Section 2.6(a), and all holders of Company Common Stock that were outstanding immediately prior to the First Effective Time shall cease to have any rights as stockholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the First Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the First Effective Time.

2.10 Surrender of Book-Entry Shares.

(a) On or prior to the Closing Date, Parent shall select a reputable bank, transfer agent, or trust company to act as exchange agent in the Merger (the “Exchange Agent”). At the First Effective Time, Parent shall deposit with the Exchange Agent evidence of book-entry shares representing the shares of Parent Common Stock and Parent Preferred Stock issuable pursuant to Section 2.6(a) in exchange for Company Common Stock (which, for the avoidance of doubt, shall consist of the Company Merger Shares and the Indemnity Shares).

(b) For the avoidance of doubt. Parent shall not be required to deposit any funds related to any CVR, including with respect to any amounts potentially payable under any CVR, with the Rights Agent unless and until such deposit is required pursuant to the express terms of the CVR Agreement.

2.11 Closing Cash Payments. At the Closing, Parent shall deposit, or cause to be deposited, (a)(i) the Aggregate Cash Payments payable to the Company Stockholders who are Unaccredited Investors in accordance with Section 2.6(a)(ii), and (ii) the Aggregate Cash-in-Lieu Payments payable to the Company Stockholders in accordance with Section 2.6(c), in each case (a) and (b), with the Exchange Agent, for the benefit of such Company Stockholders, by wire transfer of immediately available funds to the account specified in writing by the Exchange Agent, (b) the Expense Fund Amount with the Securityholder Agent, by wire transfer of immediately available funds to the account specified in writing by the Securityholder Agent and (c) the transaction expenses as set forth on Schedule G hereto to the extent unpaid at the Closing. Any amounts deposited with the Exchange Agent pursuant to this Agreement shall not be used for any purpose except the payment of amounts due to the Company Holders in accordance with this Agreement. At the Closing, Parent shall deposit, or cause to be deposited, the Aggregate Cash Payments payable to Company Holders who hold In-the-Money Company Options and Company Restricted Stock Units, with the Surviving Company, together with the amount of employer-funded employment Taxes in respect of such Company Holders who are or were employed by the Company, for the benefit of such Company Holders, by wire transfer of immediately available funds to the account specified in writing by the Company prior to the First Effective Time. Parent shall cause the Surviving Company to pay the amount determined under Sections 2.7 and 2.8 on or as soon as administratively practicable following the First Effective Time, such payment to be made under the Surviving Company’s payroll for any such Company Holder who is or was employed by the Company and under the Surviving Company’s accounts payable for any such Company Holder who never was employed by the Company. At the Closing, Parent shall wire, or cause to be wired, the Expense Fund Amount to the Securityholder Agent.

2.12 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the First Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Common Stock in accordance with the DGCL (the “Dissenting Shares”) shall not be converted into or represent the right to receive the applicable merger consideration described in Section 2.6 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal of such shares of Company Common Stock under the DGCL (whether occurring before, at or after the First Effective Time) shall thereupon be deemed to be converted into and have become exchangeable for, as of the First Effective Time, the right to receive the applicable merger consideration, without interest, attributable to such Dissenting Shares upon their surrender in the manner provided in Section 2.6 and Section 2.10.

(b) Parent shall give the Securityholder Agent prompt written notice of any demands by dissenting stockholders received by the Company or Parent, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company or Parent in connection with such demands, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands; provided that the Securityholder Agent shall have the right to participate in such negotiations and proceedings. Neither the Parent nor the Securityholder Agent shall, except with the other party’s prior written consent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or approve any withdrawal of any such demands or agree to do any of the foregoing.

2.13 Further Action. If, at any time after the First Effective Time, any further action is determined by the Surviving Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full right, title, and possession of and to all rights and property of the Company, then the officers and manager of the Surviving Company shall be fully authorized, and shall use their and its commercially reasonable efforts (in the name of the Company, in the name of Merger Subs, in the name of the Surviving Company and otherwise) to take such action.

2.14 Tax Consequences. The Parties (i) acknowledge and agree that, for U.S. federal (and applicable state and local) income tax purposes, the First Merger and the Second Merger, taken together, are intended to constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a reorganization within the meaning of Section 368(a) of the Code, and (ii) adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

2.15 Withholding. The Parties, the Exchange Agent, and each of their respective Affiliates (each, a “Withholding Agent”) shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld from such consideration under the Code or under any other applicable Tax Law; provided that if a Withholding Agent determines that any payment in connection with the Contemplated Transactions is subject to deduction and/or withholding under the Code or under any other applicable Tax Law, then, except with respect to compensatory payments or as a result of a failure to deliver the certificate described in Section 5.5(c), such Withholding Agent shall use commercially reasonable efforts to (i) provide notice to such recipient after such determination and (ii) cooperate with such recipient prior to Closing to reduce or eliminate any such deduction and/or withholding. To the extent such amounts are so deducted or withheld, and remitted to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 3. Representations and Warranties of the Company.

Subject to Section 3, except as set forth in the written disclosure schedule delivered by the Company to Parent (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Subs as follows:

3.1 Due Organization; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used, and (iii) to perform in all material respects its obligations under all Contracts still in effect by which it is bound.

(b) The Company is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification, other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

(c) The Company has no Subsidiaries and the Company does not own any capital stock or membership interests of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other Entity. The Company is not and has never otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture, or similar business entity. The Company has not agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership, or other Entity.

3.2 Organizational Documents. The Company has delivered to Parent accurate and complete copies of the Organizational Documents of the Company. The Company is not in breach or violation of its Organizational Documents in any material respect.

3.3 Authority; Binding Nature of Agreement. The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Company’s board of directors has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) authorized, approved and declared advisable this Agreement and the Contemplated Transactions, and (iii) resolved to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to adopt this Agreement and approve the Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery by Parent and Merger Subs, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.4 Vote Required. The affirmative vote (or written consent) of (i) the holders of a majority of the shares of Company Common Stock each outstanding on the record date for the Company Stockholder Written Consent and entitled to vote thereon, voting as a single class; (ii) the holders of a majority of the shares of Company Class A Common Stock each outstanding on the record date for the Company Stockholder Written Consent and entitled to vote thereon, voting as a single class, and (iii) the holders of a majority of the shares of Company Class B Common Stock each outstanding on the record date for the Company Stockholder Written Consent and entitled to vote thereon, voting as a single class (the “Required Company Stockholder Vote”), is the only vote (or written consent) of the holders of any class or series of Company Common Stock necessary to adopt and approve this Agreement and approve the Contemplated Transactions.

3.5 Non-Contravention; Consents.

(a) Subject to obtaining the Required Company Stockholder Vote and the filing of the First Certificate of Merger, the Second Certificate of Merger, and the Certificate of Designation required by the DGCL and DLLCA, neither (x) the execution, delivery, or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any of the provisions of the Company’s Organizational Documents;

(ii) except as would not reasonably be expected to have a Company Material Adverse Effect, contravene, conflict with, or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order by which the Company, or any of the assets owned or used by the Company, is subject;

(iii) except as would not reasonably be expected to have a Company Material Adverse Effect, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company;

(iv) except as would not reasonably be expected to have a Company Material Adverse Effect, contravene, conflict with, or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Company Material Contract, (B) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (C) accelerate the maturity or performance of any Company Material Contract (excluding any compensatory payment or benefit payable under any Company Material Contract or an Employee Plan), or (D) cancel, terminate or modify any term of any Company Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(v) except as would not reasonably be expected to have a Company Material Adverse Effect, result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for Permitted Encumbrances).

(b) Except for (i) the Required Company Stockholder Vote, (ii) the filing of the First Certificate of Merger, the Second Certificate of Merger and the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable federal and state securities laws and (iv) as otherwise disclosed in Section 3.5(b) of the Company Disclosure Schedule, the Company was not, is not, nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions, in each case, except as would not reasonably be expected to have a Company Material Adverse Effect.

(c) Assuming the accuracy of Section 4.17, the Company board of directors has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any similar provisions of the Company’s Organizational Documents are, and will be, inapplicable to the execution, delivery, and performance of this Agreement and to the consummation of the Contemplated Transactions.

3.6 Capitalization.

(a) The authorized capital stock as of the date of this Agreement consists of 144,341,247 shares of the Company’s common stock, par value $0.0001 per share (such stock, whether designated as Class A Common Stock, par value $0.0001 per share of the Company or Class B Common Stock, par value $0.0001 per share of the Company, the “Company Common Stock”). The Company does not hold any shares of its capital stock in its treasury. Section 3.6(a) of the Company Disclosure Schedule sets forth an accurate and complete capitalization table of the Company, including each record holder of issued and outstanding Company Equity Securities and the number and type of shares of Company Equity Securities held by such holder, as of the date of this Agreement.

(b) All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances, other than Permitted Encumbrances or as set forth on Section 3.6(b) of the Company Disclosure Schedule. None of the outstanding Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding Company Common Stock is subject to any right of first refusal in favor of the Company. Except as contemplated herein, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging, or otherwise disposing of (or granting any option or similar right with respect to), any Company Common Stock, in each case except as set forth on Section 3.6(b) of the Company Disclosure Schedule. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem, or otherwise acquire any outstanding Company Common Stock or other securities. Section 3.6(b) of the Company Disclosure Schedule accurately and completely lists all repurchase rights held by the Company with respect to Company Common Stock (including shares issued pursuant to the exercise of Company Options) and specifies which of those repurchase rights are currently exercisable.

(c) Except for the Company’s 2015 Equity Incentive Plan (the “Company Plan”), the Company does not have any stock option plan or any other plan, program, agreement, or arrangement providing for any equity or equity-based compensation for any Person. As of the date of this Agreement, the Company has reserved 11,013,188 shares of Company Common Stock for issuance under the Company Plan, of which 2,079,238 shares have been issued and are currently outstanding, 7,370,233 shares have been reserved for issuance upon exercise of Company Options and 389,500 shares for settlement of Company Restricted Stock Units previously granted and currently outstanding under the Company Plan, and 1,174,217 shares of Company Common Stock remain available for future issuance of awards pursuant to the Company Plan. Section 3.6(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option and award of Company Restricted Stock Units outstanding as of the date of this Agreement: (i) the name of the grantee; (ii) the number of shares of Company Common Stock subject to such Company Option or award of Company Restricted Stock Units at the time of grant; (iii) the number of shares of Company Common Stock subject to such Company Option or award of Company Restricted Stock Units as of the date of this Agreement; (iv) the exercise price of such Company Option; (v) the date on which such Company Option or Company Restricted Stock Unit was granted; (vi) the date on which such Company Option expires; and (vii) whether such Company Option is intended to constitute an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has delivered to Parent an accurate and complete copy of the Company Plan and a form of stock option and restricted stock unit agreement that is consistent with the stock option agreements and restricted stock unit agreements evidencing outstanding Company Options and awards of Company Restricted Stock Units, respectively, granted thereunder and any other forms of award agreements evidencing outstanding equity awards granted under the Company Plan.

(d) Except for the Company Options and Company Restricted Stock Units set forth in Section 3.6(d) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company, or (iii) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company.

(e) All outstanding shares of Company Common Stock, Company Options, Company Restricted Stock Units and other securities of the Company have been issued and granted in material compliance with (i) the Organizational Documents of the Company in effect as of the relevant time, (ii) all applicable securities laws and other applicable Law, and (iii) all requirements set forth in applicable Contracts.

(f) All distributions, dividends, repurchases, and redemptions of the Company Equity Securities or other equity interests of the Company were undertaken in material compliance with (i) the Organizational Documents of the Company in effect as of the relevant time, (ii) all applicable securities laws and other applicable Law and (iii) all requirements set forth in applicable Contracts.

3.7 Financial Statements.

(a) Section 3.7(a) of the Company Disclosure Schedule includes true and complete copies of (i) the Company’s audited consolidated balance sheets at December 31, 2022 and December 31, 2021, (ii) the Company Unaudited Interim Balance Sheet, (iii) the Company’s audited consolidated statements of income, cash flow and members’ equity for the years ended December 31, 2022 and December 31, 2021, and (iv) the Company’s unaudited statements of income, cash flow and shareholders’ equity for the six months ended June 30, 2023 (collectively, the “Company Financials”). The Company Financials (A) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as may be indicated in the footnotes to such Company Financials and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (B) fairly present, in all material respects, the financial position and operating results of the Company as of the dates and for the periods indicated therein.

(b) The Company maintains accurate books and records reflecting its assets and liabilities in all material respects and maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company in conformity with GAAP and to maintain accountability of the Company’s assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences. The Company maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) Except as set forth on Section 3.7(c) of the Company Disclosure Schedule, since July 1, 2020, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by, or initiated at the direction of the chief executive officer, chief financial officer of the Company, the Company’s board of directors, or any committee thereof. Except as set forth on Section 3.7(c) of the Company Disclosure Schedule, since July 1, 2020, neither the Company nor, to the Knowledge of the Company, its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company, the Company’s management or other employees who have a role in the preparation of financial statements, or the internal accounting controls utilized by the Company, or (iii) any claim or allegation regarding any of the foregoing.

3.8 Absence of Changes. Except as set forth on Section 3.8 of the Company Disclosure Schedule, between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement, the Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (x) Company Material Adverse Effect or (y) actions to do any of the following:

(a) declare, accrue, set aside, or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any equity interests in the Company or other securities (except for equity interests in the Company from terminated employees, directors or consultants of the Company in accordance with agreements in effect on the date of this Agreement providing for the repurchase of shares at no more than the purchase price thereof in connection with any termination of services to the Company or any of its Subsidiaries);

(b) except as required to give effect to anything in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(c) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money (excluding any indebtedness reflected on the Company Unaudited Interim Balance Sheet) or (C) make any commitment for capital expenditure;

(d) make, change or revoke any material Tax election; file any amendment to any material Tax Return; settle or compromise any material Tax claim; waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Law) with any Governmental Authority ; or adopt or change any accounting method in respect of material Taxes;

(e) waive, settle or compromise any pending or threatened Legal Proceeding against the Company, other than waivers, settlements or agreements (A) for an amount not in excess of $100,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof) and (B) that do not impose any material restrictions on the operations or businesses of the Company or any equitable relief on, or the admission of wrongdoing by the Company; or

(f) agree, resolve, or commit to do any of the foregoing.

3.9 Absence of Undisclosed Liabilities. The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty, or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured, or otherwise (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), in each case, of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, or any securitization transactions or “off balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act), except for: (a) Liabilities disclosed, reflected or reserved against in the Company Unaudited Interim Balance Sheet, (b) normal and recurring current Liabilities that have been incurred by the Company since the date of the Company Unaudited Interim Balance Sheet in the Ordinary Course of Business, (c) Liabilities for performance of obligations of the Company under Company Contracts, (d) Liabilities incurred in connection with the Contemplated Transactions, and (e) Liabilities listed in Section 3.9 of the Company Disclosure Schedule.

3.10 Title to Assets. The Company owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Company Unaudited Interim Balance Sheet and (b) all other assets reflected in the books and records of the Company as being owned by the Company. All of such assets are owned or, in the case of leased assets, leased by the Company free and clear of any Encumbrances, other than those Encumbrances that are Permitted Encumbrances or listed in Section 3.10 of the Company Disclosure Schedule.

3.11 Real Property; Leasehold. The Company does not own nor has ever owned any real property. The Company has made available to Parent (a) an accurate and complete list of all real properties with respect to which the Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by the Company and (b) copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder.

3.12 Intellectual Property.

(a) Section 3.12(a) of the Company Disclosure Schedule is an accurate, true and complete listing of all Company Registered IP.

(b) Section 3.12(b) of the Company Disclosure Schedule accurately identifies (i) all Company Contracts pursuant to which any material Company IP Rights are licensed to the Company (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s products or services, (B) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials, (C) any confidential information provided under confidentiality agreements and (D) agreements between Company and its employees in Company’s standard form thereof) and (ii) whether the license or licenses granted to the Company are exclusive or non-exclusive.

(c) Section 3.12(c) of the Company Disclosure Schedule accurately identifies each Company Contract pursuant to which any Person has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any material Company IP Rights (other than (i) any confidential information provided under confidentiality agreements and (ii) any Company IP Rights non-exclusively licensed to academic collaborators, suppliers or service providers for the sole purpose of enabling such academic collaborator, supplier or service providers to provide services for the Company’s benefit).

(d) The Company is not bound by, and no material Company IP Rights are subject to, any Contract containing any covenant or other provision that in any way materially limits or restricts the ability of the Company to use, exploit, assert, or enforce any material Company IP Rights anywhere in the world.

(e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, the Company exclusively owns all right, title, and interest to and in all Company IP Rights, (other than (i) Company IP Rights licensed to the Company, or co-owned rights, (ii) any non-customized software that (A) is licensed to the Company solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s products or services and (iii) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing:

      (i) To the Knowledge of the Company, all documents and instruments necessary to register or apply for or renew registration of Company Registered IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Authority.

      (ii) To the Knowledge of the Company, each Person who is or was an employee or contractor of the Company and who is or was involved in the creation or development of any material Intellectual Property for the Company has signed a valid, enforceable agreement assigning all rights in such Intellectual Property to the Company and includes confidentiality provisions protecting trade secrets and confidential information of the Company.

      (iii) To the Knowledge of the Company, no current or former officer, director, or employee of the Company has any claim, right (whether or not currently exercisable), or interest to or in any material Company IP Rights purported to be owned by the Company. To the Knowledge of the Company, no employee of the Company is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or (b) in breach of any Contract with any former employer or other Person concerning material Company IP Rights purported to be owned by the Company or confidentiality provisions protecting trade secrets and confidential information.

      (iv) No funding, facilities, or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any material Company IP Rights in which the Company has an ownership interest.

      (v) The Company has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that the Company holds, or purports to hold, as confidential or a trade secret where the failure to be so individually or in the aggregate would not be reasonably expected to be material to the Company.

      (vi) The Company has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any material Company IP Rights in which the Company has an ownership interest to any other Person.

      (vii) To the Knowledge of the Company, the Company IP Rights constitute all Intellectual Property necessary for the Company to conduct its material business as currently conducted.

(f) To the Knowledge of the Company, the Company has delivered or made available to Parent, a complete and accurate copy of all material Company IP Rights Agreements. With respect to such Company IP Rights Agreements: (i) each such agreement is valid and binding on the Company and in full force and effect, (ii) the Company has not received any written notice of termination or cancellation under such agreement, or received any written notice of breach or default under such agreement, which breach has not been cured or waived, and (iii) the Company is not, and to the Knowledge of the Company, no other party to any such agreement is, in breach or default thereof in any material respect.

(g) The manufacture, marketing, license, sale, offering for sale, importation, use or intended use or other disposal of any product or technology as currently licensed or sold or under development by the Company does not violate any Contract between the Company and any other Person in any material respect, and does not infringe or misappropriate and has not infringed or misappropriated any Intellectual Property of any other Person, which infringement or misappropriation would reasonably be expected to be material to the Company. To the Knowledge of the Company, no third party is infringing upon any Patents owned by or exclusively licensed to the Company within the material Company IP Rights, or violating any Contract with the Company relating to any material Company IP Rights.

(h) The Company is not a party to any Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, claim construction, ownership or right to use, sell, offer for sale, license or dispose of any material Company IP Rights. The Company has not received any written notice asserting that any material Company IP Rights or its past, current or proposed use, sale, offer for sale, license or disposition of products, methods, or processes claimed or covered thereunder conflicts with or infringes or misappropriates the rights of any other Person or that the Company has otherwise infringed, misappropriated or otherwise violated any Intellectual Property of any Person. None of the material Company IP Rights is subject to any outstanding order of, judgment of, decree of any court, tribunal or judicial authority of competent jurisdiction or agreement with any Governmental Authority that materially limits the ability of the Company to exploit any material Company IP Rights.

(i) All Company Registered IP that is issued or granted is valid and enforceable except where the failure to be so individually or in the aggregate would not be reasonably expected to be material to the Company.

(j) To the Knowledge of the Company, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Company conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person where the failure to be so individually or in the aggregate would not be reasonably expected to be material to the Company. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company has or purports to have an ownership interest, has been materially impaired as determined by the Company in accordance with GAAP.

(k) Except as set forth in Sections 3.12(b) or 3.12(c) of the Company Disclosure Schedule or as contained in license, distribution or service agreements entered into in the Ordinary Course of Business by the Company (i) to the Knowledge of the Company, the Company is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim which is material to the Company, taken as a whole and (ii) to the Knowledge of the Company, the Company has never assumed, or agreed to discharge or otherwise take responsibility for in writing, any liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement, except where, in each case of (i) and (ii), such obligation individually or in the aggregate would not be reasonably expected to be material to the Company.

(l) The Company is not party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any material Company IP Rights, result in breach of, default under or termination of such Contract with respect to any material Company IP Rights, or impair the right of the Company or the Surviving Company and its Subsidiaries to use, sell or license or enforce any material Company IP Rights or portion thereof, except for the occurrence of any such grant or impairment that would not individually or in the aggregate, reasonably be expected to be material to the Company.

3.13 Agreements, Contracts and Commitments.

(a) Section 3.13(a) of the Company Disclosure Schedule lists the following Company Contracts in effect as of the date of this Agreement (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):

      (i) each Company Contract relating to any bonus, deferred compensation, severance, retention or incentive compensation, under which the Company has any actual or potential liability in excess of $50,000;

      (ii) each Company Contract requiring payments by the Company after the date of this Agreement in excess of $50,000 pursuant to its express terms relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or Entity providing employment related, consulting or independent contractor services, not terminable by the Company on ninety (90) calendar days’ or less notice without liability, except to the extent applicable Law or general principles of wrongful termination Law may limit the Company’s, or such successor’s ability to terminate employees at will;

      (iii) each Company Contract relating to any agreement or plan, including any option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

      (iv) each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

      (v) each Company Contract containing (A) any covenant which would limit the freedom of the Surviving Company to engage in any line of business or compete with any Person, or would limit the development, manufacture, distribution or commercialization by the Surviving Company of any of the Company’s products, technology or services, (B) any most-favored nation or other preferred pricing arrangement in favor of a Person other than the Company or any similar term by which any Person is or could become entitled to any benefit, right or privilege that must be at least as favorable to such Person as those offered to any other Person, (C) any exclusivity provision, right of first refusal or right of first negotiation or similar covenant in favor of a Person other than the Company, or (D) any non-solicitation provision;

      (vi) each Company Contract (A) pursuant to which any Person granted the Company an exclusive license under any Intellectual Property, (B) pursuant to which the Company granted any Person an exclusive license under any Company IP Rights, (C) required to be scheduled on Section 3.12(b) of the Company Disclosure Schedule, or (D) required to be scheduled on Section 3.12(c) of the Company Disclosure Schedule;

      (vii) each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $50,000 pursuant to its express terms and not cancelable without penalty;

      (viii) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

      (ix) each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements, or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $50,000, or creating any material Encumbrances, other than Permitted Encumbrances, with respect to any assets of the Company or any loans or debt obligations with officers or directors of the Company;

      (x) each Company Contract requiring payment by or to the Company after the date of this Agreement in excess of $50,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions), (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of the Company, (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development, or other agreement currently in force under which the Company has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company, or (D) any Contract to license any patent, trademark registration, service mark registration, trade name, or copyright registration to or from any third party to manufacture or produce any product, service or technology of the Company or any Contract to sell, distribute or commercialize any products or service of the Company, in each case, except for material Company Contracts entered into in the Ordinary Course of Business;

      (xi) each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Contemplated Transactions;

      (xii) each Company Real Estate Lease;

      (xiii) each Company Contract that is a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act;

      (xiv) each Company Contract to which the Company is a party or by which any of its assets and properties is currently bound, which involves annual obligations of payment by, or annual payments to, the Company in excess of $50,000; or

      (xv) any other Company Contract that is not terminable at will (with no penalty or payment) by the Company, and (A) which involves payment or receipt by the Company after the date of this Agreement under any such agreement, contract or commitment of more than $50,000 in the aggregate, or obligations after the date of this Agreement in excess of $50,000 in the aggregate or (B) that is material to the business or operations of the Company taken as a whole.

(b) The Company has delivered or made available to Parent accurate and complete copies of all Company Material Contracts, including all amendments thereto, other than the Company Material Contracts relating to any bonus, deferred compensation, severance, retention or incentive compensation, which have been provided to Parent or its counsel via email and are listed on Section 3.13(a) or 3.17(a) of the Company Disclosure Schedule. There are no Company Material Contracts that are not in written form. The Company has not, nor to the Company’s Knowledge, as of the date of this Agreement has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, each Company Material Contract is valid, binding, enforceable, and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract, and to the Knowledge of the Company, no Person has indicated to the Company in writing that it desires to renegotiate, modify, not renew or cancel any Company Material Contract.

3.14 Compliance; Permits; Restrictions.

(a) The Company is, and its Subsidiaries are, and since July 1, 2020, have been, in material compliance with all applicable Laws. No investigation, claim, suit, proceeding, audit, Order, or other Legal Proceeding or action by any Governmental Authority is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no agreement or Order binding upon the Company or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b) The Company is and, since July 1, 2020, has been in compliance with all applicable Health Care Laws in all material respects. Since July 1, 2020, the Company has not received any written notice or, to the Knowledge of the Company, other communication alleging any violation in any material respect with respect to any applicable Health Care Laws. To the Knowledge of the Company, there are no restrictions upon the Company that have resulted from conduct in violation of any Health Care Law in any material respect.

(c) The Company and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of the Company and its Subsidiaries as currently conducted (the “Company Permits”) and required for the Company to comply in all material respects with all applicable Laws, including Health Care Laws. Section 3.14(a) of the Company Disclosure Schedule identifies each Company Permit. Each such Company Permit is valid and in full force and effect, and the Company and its Subsidiaries are in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened, which seeks to revoke, substantially limit, suspend, or materially modify any Company Permit.

(d) Except as set forth on Section 3.16(l) or 3.17(h) of the Company Disclosure Schedule, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to an alleged material violation by the Company of any applicable Health Care Law promulgated by the FDA or other comparable Governmental Authority responsible for regulation of the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or medical device products (“Drug Regulatory Agency”).

(e) The Company and each of its Subsidiaries held, since July 1, 2020, all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company, and the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation, of any of the Company Product Candidates (collectively, the “Company Regulatory Permits”) and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated by a Drug Regulatory Agency. The Company and each of its Subsidiaries has timely maintained and is compliance in all material respects with the Company Regulatory Permits and has not, since July 1, 2020, received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit. The Company has made available to Parent all information requested by Parent in the Company’s possession or control relating to the Company Product Candidates and the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of the Company Product Candidates, including but not limited to complete copies of the following (to the extent there are any): (x) adverse event reports; pre-clinical, clinical and other study reports and material study data; inspection reports, notices of adverse findings, untitled letters, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority. All such information is accurate and complete in all material respects.

(f) All clinical and pre-clinical tests conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries, or in which the Company or its Subsidiaries or their respective products or product candidates, including the Company Product Candidates, have participated, were and, if still pending, are being conducted in all material respects with applicable Law, and in compliance in all material respects with applicable Law. Neither the Company nor any of its Subsidiaries have received any written notices, correspondence, or other communications from any Drug Regulatory Agency requiring, or to the Knowledge of the Company threatening to terminate or materially delay, or suspend any clinical studies conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries or in which the Company or its Subsidiaries or their products or product candidates, including the Company Product Candidates, have participated. Further, since July 1, 2020, to the Knowledge of the Company, (1) no clinical investigator, researcher, or clinical staff participating in any clinical study conducted by or, on behalf of the Company or its Subsidiaries has been disqualified from participating in studies involving the Company Product Candidates, and (2) no such administrative action to disqualify such clinical investigators, researchers or clinical staff is pending or has been threatened.

(g) Neither the Company nor any of its Subsidiaries, and to the Knowledge of the Company, no contract manufacturer with respect to any Company Product Candidate, is the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or by any other Drug Regulatory Agency under a comparable policy. Neither the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, no contract manufacturer with respect to any Company Product Candidate has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto or by any other Drug Regulatory Agency under a comparable policy. Since July 1, 2020, none of the Company, any of its Subsidiaries, or any of their respective officers, employees or, to the Knowledge of the Company, agents or any contract manufacturer with respect to any Company Product Candidate, has been debarred or excluded or convicted of any crime that could result in a debarment or exclusion under (i) 21 U.S.C. Section 335a or (ii) any similar applicable Health Care Law. No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or Company Product Candidates are pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries, any of their respective officers, employees, or, to the Knowledge of the Company, agents or any contract manufacturer with respect to any Company Product Candidate.

(h) All manufacturing operations conducted by, or to the Knowledge of the Company, for the benefit of, the Company or its Subsidiaries in connection with any Company Product Candidate, since July 1, 2020, have been and are being conducted in compliance in all material respects with applicable Laws, including the FDA’s standards for current good manufacturing practices, including applicable requirements contained in 21 C.F.R. Parts 210, 211, 600-680, 820 and 1271, and the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States.

(i) No manufacturing site owned by the Company or its Subsidiaries, and to the Knowledge of the Company, no manufacturing site of a contract manufacturer, with respect to any Company Product Candidate, (i) is or has been subject to a Drug Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Law, in each case, that have not been complied with or closed to the satisfaction of the relevant Governmental Authority, and, to the Knowledge of the Company, neither the FDA nor any other Governmental Authority is considering such action.

3.15 Legal Proceedings; Orders.

(a) There is no ongoing Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves the Company, any Company Associate (in his or her capacity as such) or any of the material assets owned or used by the Company or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Contemplated Transactions.

(b) There is no Order to which the Company, or any of the material assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other Key Employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company or to any material assets owned or used by the Company.

3.16 Tax Matters.

(a) The Company has timely filed all income and other material Tax Returns that were required to be filed under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with applicable Law in all material respects. No claim has ever been made in writing by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is subject to taxation by that jurisdiction.

(b) All income and other material Taxes required to be paid by the Company (whether or not shown on any Tax Return) have been paid. Since the date of the Company Unaudited Interim Balance Sheet, the Company has not incurred any Liability for income or other material Taxes, except in the Ordinary Course of Business or otherwise consistent with past custom and practice.

(c) The Company has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, member, or other third party.

(d) There are no Encumbrances for Taxes (other than Permitted

Encumbrances) upon any of the assets of the Company.

(e) No deficiencies for material Taxes with respect to the Company have been claimed, proposed or assessed by any Governmental Authority in writing. There are no pending (or, to the Knowledge of the Company, threatened) audits, assessments or other actions for or relating to any liability in respect of material Taxes of the Company. The Company (or any of its predecessors) has not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(f) The Company is not a party to any material Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than customary indemnification provisions in commercial contracts entered into in the Ordinary Course of Business the principal purpose of which does not relate to Tax.

(g) The Company has never been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is the Company). The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor.

(h) The Company will not be required to include any material item of income or gain or exclude any material item of deduction or loss from taxable income for any Tax period or portion thereof ending after the Closing as a result of (A) any adjustment under Section 481 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law) by reason of a change in a method of accounting, or use of an improper method of accounting for a taxable period that ends on or prior to the Closing Date, (B) any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of applicable U.S. state or local or non-U.S. Law) entered into on or prior to the Closing, (C) any installment sale or open transaction disposition made on or prior to the Closing, or (D) any deferred revenue or prepaid amount received on or prior to the Closing Date. Neither the Company nor any of its Subsidiaries has made an election under Sections 108(i) or 965(h) of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Law).

(i) The Company uses the accrual method of accounting for U.S. federal income (and other applicable) Tax purposes.

(j) During the two (2) year period ending on the date hereof, the Company has not distributed membership interests of another Person, or has had its membership interests distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(k) The Company has not entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(l) The per share exercise price of each Company Option is no less than the fair market value of a share of Company Common Stock on the date of grant of such Company Option determined in a manner consistent with Section 409A of the Code. Each Company Employee Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Company Employee Plan is, or to the knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

(m) Any transfer of property which was subject to a substantial risk of forfeiture and which would otherwise have been subject to taxation under Section 83(a) of the Code is covered by a valid and timely filed election under Section 83(b) of the Code, and a copy of such election has been provided to the Company.

(n) The Company is not subject to income Tax in any country other than its country of incorporation by virtue of having a permanent establishment or other place of business in such other country.

(o) No current or former employee, officer, director or independent contractor of the Company has any “gross up” or similar “make-whole” arrangements with the Company or other assurance of reimbursement by the Company for any Taxes.

(p) The Company has not taken or agreed to take any action that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

(q) Neither the execution of this Agreement, the shareholder approval of this Agreement, nor the consummation of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including without limitation, a termination of employment) could result any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Section 280G of the Code).

Notwithstanding any other provision of this Agreement, nothing in this Section 3.16 shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute (including methods of accounting) of the Company for any taxable period beginning after the Closing Date.

3.17 Employee and Labor Matters; Benefit Plans.

(a) Section 3.17(a) of the Company Disclosure Schedule is a list of all of the Company’s material Employee Plans (“Company Employee Plans”), other than at-will employment offer letters on the Company’s standard form and other individual compensatory equity award agreements made pursuant to the Company’s standard forms, in which case only representative standard forms of such agreements shall be scheduled.

(b) As applicable with respect to each of the Company Employee Plans, the Company has delivered to Parent, true, complete and correct copies of (i) all documents embodying or governing each Company Employee Plan, including all amendments thereto, and in the case of an unwritten Company Employee Plan, a written description of the material terms of such Company Employee Plan thereof, and any funding medium for the Company Employee Plans, (ii) all current trust documents, investment management Contracts, custodial agreements, administrative services agreements and insurance and annuity Contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the annual reports with any Governmental Authority (e.g. Form 5500 and all schedules thereto) for the last three years, (v) the most recent IRS determination, opinion or advisory letter, (vi) the most recent summary annual reports, nondiscrimination testing reports, actuarial reports, financial statements and trustee reports for the last three years, and (vii) all non-routine correspondence to and from the IRS or Department of Labor or other Governmental Authority, including correspondence concerning audits or investigations, or “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(c) Each Company Employee Plan has been established, maintained, operated, and administered in all material respects in accordance with its terms and the applicable provisions of ERISA, the Code, the Affordable Care Act, and all other Laws. No Company Employee Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program. The Company Employee Plans satisfy in all material respects the minimum coverage, affordability and non-discrimination requirements under the Code. No Company Employee Plan provides major medical health or long-term disability benefits that are not fully insured through an insurance contract.

(d) The Company Employee Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code have received determination or opinion letters from the IRS on which they may currently rely to the effect that such plans are qualified under Section 401(a) of the Code and the related trusts are exempt from federal income Taxes under Section 501(a) of the Code, respectively, and, to the Knowledge of the Company, there has been no event or omission that would be expected to affect the qualification of such Company Employee Plan or the tax exempt status of the related trust or require corrective action to the IRS or Employee Plan Compliance Resolution System to maintain such qualification.

(e) Neither the Company nor any of its ERISA Affiliates maintains, contributes to, is required to contribute to, or has ever maintained, contributed to, or been required to contribute to or had any actual or contingent liability or obligation (including on account of any ERISA Affiliate) with respect to, (i) any “employee pension benefit plan”(within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “Multiemployer Plan”, (iii) any Multiple Employer Arrangement or (iv) any “Multiple Employer welfare Arrangement” (within the meaning of Section 3(40) of ERISA), and neither the Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full.

(f) There are no pending audits or investigations by any Governmental Authority involving any Company Employee Plan, and no pending or threatened claims (except for routine individual claims for benefits), suits or proceedings involving any Company Employee Plan, or any fiduciary thereof or service provider thereto. All contributions and premium payments required to have been made under any of the Company Employee Plans or by applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made and the Company has no liability for any unpaid contributions with respect to any Company Employee Plan.

(g) None of the Company, or any of its ERISA Affiliates or any fiduciary, trustee, or administrator of any Company Employee Plan, has engaged in, or in connection with the Contemplated Transactions will engage in, any transactions with respect to any Company Employee Plan which would subject any such Company Employee Plan, the Company, or Parent to a Tax, penalty or liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(h) No Company Employee Plan provides death, medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state law) and the Company has never promised to provide such post-termination benefits.

(i) Except as set forth on Section 3.17(i) of the Company Disclosure Schedule, neither the execution of this Agreement, the shareholder approval of this Agreement, nor the performance of the Contemplated Transactions (either alone or when combined with the occurrence of any other event, including without limitation, a termination of employment), could: (a) result in any payment becoming due to any current or former employee, director, officer, or independent contractor of the Company thereof, pursuant to any Company Employee Plan; (ii) increase any amount of compensation or benefits otherwise payable under any Company Employee Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under Company Employee Plan, (iv) require any contribution or payment to fund any obligation under any Company Employee Plan or (v) further restrict any rights to amend or terminate any Company Employee Plan.

(j) Each Company Employee Plan may be amended, terminated, or otherwise modified (including cessation of participation) by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals thereunder and no employee communications or provision of any Company Employee Plan has failed to effectively reserve the right of the Company or the ERISA Affiliate to so amend, terminate or otherwise modify such Company Employee Plan. Neither the Company nor any of its ERISA Affiliates has announced its intention to modify or terminate any Company Employee Plan or adopt any arrangement or program which, once established, would come within the definition of a Company Employee Plan. Each asset held under each Company Employee Plan may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability other than ordinary administration expenses. No Company Employee Plan provides health or long-term disability benefits that are not fully insured through an insurance contract.

(k) The Company does not maintain any Company Employee Plan for the benefit of any service providers located outside of the United States.

(l) The Company has made available to Parent the names of all current full-time, part-time or temporary employees, and, as applicable: (i) such employee’s base salary or base wage rate, (ii) such employee’s target annual bonus opportunity, (iii) such employee’s location; (iv) such employee’s visa status, if applicable; and (v) a designation of whether they are classified as exempt or non-exempt for purposes of the Fair Labor Standards Act, as amended and any similar state law. The Company has also made available to Parent the names of all current independent contractors and a description of such person’s contracting services and compensation.

(m) The Company is not and has not been a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union or similar labor organization representing or purporting to represent or seeking to represent any employees of the Company, including through the filing of a petition for representation election. There is not and has not been in the past five years, nor is there or has there been since the Company’s inception any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute or any union organizing activity, affecting the Company.

(n) The Company is, and since the Company’s inception has been, in compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, discrimination, harassment and retaliation, equal employment opportunities, fair employment practices, meal and rest periods, immigration, employee safety and health, payment of wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. With respect to employees of the Company, the Company, since the Company’s inception, has withheld and reported all amounts required by Law to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees. There is no, and since July 1, 2020 there has not been any, Legal Proceeding pending or threatened or reasonably anticipated against the Company relating to any current or former employee, applicant for employment, or consultant of the Company.

(o) The Company currently classifies and has properly classified each of its employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act, as amended and any applicable state and local wage and hour laws, and is and has been otherwise in compliance with such laws. To the extent that any individual independent contractors are or were engaged by the Company, the Company currently classifies and has properly classified and treated them as such (as distinguished from employees within the meaning of Section 3402 of the Code) in accordance with applicable law and for the purpose of all employee benefit plans and perquisites.

(p) Since the Company’s inception, no allegations of sexual harassment have been made to the Company against any employee or independent contractor of the Company and the Company has not otherwise become aware of any such allegations. To the Knowledge of the Company, there are no facts that would reasonably be expected to give rise to claim of sexual harassment, other unlawful harassment or unlawful discrimination or retaliation against or involving the Company or any Company employee, director or independent contractor.

(q) The Company has not experienced a “plant closing”, “mass layoff” or similar group employment loss as defined in the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local law or regulation affecting any site of employment of the Company or one or more facilities or operating units within any site of employment or facility of the Company.

3.18 Environmental Matters. Since July 1, 2020, the Company has complied with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Company Material Adverse Effect. The Company has not received since July 1, 2020, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance with any Environmental Law in the future, in each case, except where such failure to comply would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company: (i) no current or prior owner of any property leased or controlled by the Company has received since July 1, 2020, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.19 Insurance. The Company has delivered to Parent accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities, and operations of the Company. Each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since July 1, 2020, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.20 No Financial Advisors. Except as set forth on Section 3.20 of the Company Disclosure Schedule, no broker, finder, or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company.

3.21 Transactions with Affiliates. Section 3.21 of the Company Disclosure Schedule describes any material transactions or relationships, since July 1, 2020, between, on one hand, the Company and, on the other hand, any (a) executive officer or director of the Company or any of such executive officer’s or director’s immediate family members, (b) owner of more than five percent (5%) of the voting power of the outstanding Company Common Stock, or (c) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company) in the case of each of (a), (b) or (c) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.22 Privacy and Data Security.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company complies and has for the past three (3) years complied with applicable Privacy Laws, its Privacy Policies, the applicable terms of any Company Contracts relating to privacy, security, collection or use of Personal Information and all applicable requirements of industry standards or codes of conduct that concern the privacy or security of Personal Information and that are binding upon the Company (all of the foregoing, collectively, “Privacy Requirements”). The Company has, for the past three (3) years, used commercially reasonable methods and technology to secure Company IT Systems, all Personal Information and other material Company data and information from loss, theft, unauthorized access, use, acquisition of, disclosure of, processing of, or modification, which methods and technology comply in all material respects with applicable Privacy Requirements. To the extent required under applicable Privacy Laws, the Company has contractually obligated third parties that process Personal Information on behalf of the Company to comply in all material respects with applicable Privacy Laws and to protect the privacy, security and confidentiality of all Personal Information. To the Knowledge of the Company, such third parties, in their provision of services to Company, have not failed to comply in any material respect with relevant contracts. In the past three (3) years, no claims have been asserted or threatened against the Company by any Person alleging a violation of any Privacy Requirements, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In the past three (3) years, there have been no data security incidents or data breaches affecting the Company IT Systems or any Personal Information that has been collected, maintained, processed or stored by or on behalf of the Company that would require notification of individuals, law enforcement, or any Governmental Authority under any applicable Privacy Law. Neither the execution of this Agreement nor the performance of the Company’s obligations under this Agreement will violate any applicable Privacy Requirements in any material respect.

(b) To the Knowledge of the Company, no Company IT System contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) compromising the privacy or data security of a user or damaging or destroying any data or file without the user’s consent (collectively, “Malicious Code”). The Company has implemented, and the Company maintains, commercially reasonable measures to prevent the introduction of Malicious Code into the Company IT Systems, including firewall protections and regular virus scans and for taking and storing on-site and off-site back-up copies of Company software and critical data.

3.23 Anti Bribery. Since July 1, 2020, none of the Company nor, to the Knowledge of the Company, any of its directors, officers, employees or agents or any other Person acting on behalf of the Company (each in their respective capacities as such) has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action in violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 or any other ani-bribery or anti-corruption Law (collectively, the “Anti-Bribery Laws”). The Company is not, nor has ever been since July 1, 2020, the subject of any investigation or inquiry by any Governmental Authority with respect to potential violations of Anti-Bribery Laws.

3.24 No Other Representations or Warranties. The Company hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither Parent nor any other person on behalf of Parent makes any express or implied representation or warranty with respect to Parent or with respect to any other information provided to the Company, any of its members or any of their respective Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of Parent set forth in Section 4 (in each case as qualified and limited by the Parent Disclosure Schedule)) none of the Company, or any of its Representatives or members, has relied on any such information (including the accuracy or completeness thereof).

Section 4. Representations and Warranties of Parent and Merger Subs.

Except (i) as set forth in the written disclosure schedule delivered by Parent to the Company (the “Parent Disclosure Schedule”) or (ii) as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (A) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (B) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), Parent and Merger Sub represent and warrant to the Company as follows:

4.1 Due Organization; Subsidiaries.

(a) Each of Parent and its Subsidiaries (including Merger Subs) is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound. Each of the Merger Subs was formed solely for the purpose of engaging in the Merger. Since the date of their formation, Merger Subs have not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub 2 is disregarded as separate from Parent for U.S. federal income Tax purposes. All of Parent’s Subsidiaries are wholly owned by Parent and Merger Subs are directly owned by Parent.

(b) Each of Parent and its Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have an Parent Material Adverse Effect.

(c) Except as set forth on Section 4.1(c) of the Parent Disclosure Schedule, Parent has no Subsidiaries other than Merger Sub and Parent does not own any capital stock of, or any equity ownership or profit sharing interest of any nature in, or control directly or indirectly, any other Entity other than Merger Sub. Parent is not and has not otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture, or similar business entity. Parent has not agreed and is not obligated to make, nor is Parent bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Parent has not, at any time, been a general partner of, and has not otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership, or other Entity.

4.2 Organizational Documents. Parent has delivered to the Company accurate and complete copies of Parent’s Organizational Documents. Parent is not in breach or violation of its Organizational Documents in any material respect.

4.3 Authority; Binding Nature of Agreement. Each of Parent and Merger Subs has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Parent Board (at meetings duly called and held, including written consents) has: (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders, (b) approved and declared advisable this Agreement, the CVR Agreement and the Contemplated Transactions, including the issuance of shares of Parent Capital Stock to the Company Holders pursuant to the terms of this Agreement, and (c) resolved to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve the Conversion Proposal and Charter Amendment Proposal pursuant to the terms of this Agreement. The First Merger Sub Board (by unanimous written consent) has: (x) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub 1 and its sole member, (y) deemed advisable and approved this Agreement and the Contemplated Transactions, and (z) resolved to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub 1 vote to adopt this Agreement and approve the Contemplated Transactions. The sole member of Merger Sub 2 has: (x) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub 2 and its sole member, (y) deemed advisable and approved this Agreement and the Contemplated Transactions and (z) resolved to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the member of Merger Sub 2 vote to adopt this Agreement and approve the Contemplated Transactions. This Agreement has been duly executed and delivered by Parent and Merger Subs and, assuming the due authorization, execution, and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Subs, enforceable against each of Parent and Merger Subs in accordance with its terms, subject to the Enforceability Exceptions.

4.4 Vote Required. The affirmative vote of a majority of the votes cast at the Parent Stockholder Meeting is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the Conversion Proposal and the affirmative vote of a majority of the shares of Parent Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Parent Capital Stock necessary to approve the Charter Amendment Proposal (the “Required Parent Stockholder Vote”).

4.5 Non-Contravention; Consents.

(a) Subject to obtaining the Required Parent Stockholder Vote and the filing of the First Certificate of Merger, the Second Certificate of Merger, and the Certificate of Designation required by the DGCL and DLLCA, neither (x) the execution, delivery or performance of this Agreement by Parent or Merger Subs, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

      (i) contravene, conflict with, or result in a violation of any of the provisions of the Organizational Documents of Parent or its Subsidiaries;

      (ii) contravene, conflict with, or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which Parent or its Subsidiaries or any of the assets owned or used by Parent or its Subsidiaries, is subject;

      (iii) contravene, conflict with, or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or its Subsidiaries or that otherwise relates to the business of Parent, or any of the assets owned, leased or used by Parent;

      (iv) contravene, conflict with, or result in a violation or breach of, or result in a default under, any provision of any Contract material to Parent, or give any Person the right to: (A) declare a default or exercise any remedy under any Contract material to Parent, (B) any material payment, rebate, chargeback, penalty or change in delivery schedule under any such Contract, (C) accelerate the maturity or performance of any Contract material to Parent, or (D) cancel, terminate, or modify any term of any Contract material to Parent, except in the case of any non-material breach, default, penalty, or modification; or

      (v) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or its Subsidiaries (except for Permitted Encumbrances).

(b) Except for (i) any Consent set forth on Section 4.5 of the Parent Disclosure Schedule under any Parent Contract, (ii) the Required Parent Stockholder Vote, (iii) the filing of the First Certificate of Merger, the Second Certificate of Merger and the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to the DGCL and DLLCA, and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither Parent nor any of its Subsidiaries was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery, or performance of this Agreement, or (y) the consummation of the Contemplated Transactions.

(c) The Parent Board, the First Merger Sub Board, and the sole member of Merger Sub 2 have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, or any of the other Contemplated Transactions.

4.6 Capitalization.

(a) The authorized capital stock of Parent consists of (i) 150,000,000 shares of Parent Common Stock, par value $0.001 per share, of which 8,000,000 shares are designated as a non-voting common stock, par value $0.001 per share (the “Non-Voting Common Stock”), of which 42,301,253 shares of Parent Common Stock have been issued and are outstanding, 6,215,465 shares of which are Non-Voting Common Stock as of August 2, 2023 (the “Capitalization Date”) and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares have been issued and are outstanding as of the Capitalization Date. As of the Capitalization Date, the total number of issued and outstanding shares of Parent Common Stock, including shares of Parent Common Stock underlying any Parent Options or warrants to purchase Parent Common Stock, is as set forth on Section 4.6(a) of the Parent Disclosure Schedule. Parent does not hold any shares of its capital stock in its treasury. From the Capitalization Date through the date of this Agreement, neither Parent nor any of its Subsidiaries has issued any shares of Parent Common Stock or other equity interests of Parent or any Subsidiary of Parent, other than pursuant to Parent Options, in each case, that were outstanding as of the Capitalization Date.

(b) All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance, or any similar right. None of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of Parent. Except as contemplated herein, there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. Parent is not under any obligation, nor is Parent bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other securities. Section 4.6(b) of the Parent Disclosure Schedule accurately and completely describes all repurchase rights held by Parent with respect to shares of Parent Common Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable.

(c) All outstanding shares of Parent Common Stock, Parent Options and other securities of Parent have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Law and (ii) all requirements set forth in applicable Contracts.

4.7 SEC Filings; Financial Statements.

(a) Parent has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since March 26, 2021 (the “Parent SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, to Parent’s Knowledge, as of the time they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 4.7, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied, or otherwise made available to the SEC.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated, and (iii) fairly present, in all material respects, the financial position of Parent as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. Other than as expressly disclosed in the Parent SEC Documents filed prior to the date hereof, there has been no material change in Parent’s accounting methods or principles that would be required to be disclosed in Parent’s financial statements in accordance with GAAP. The books of account and other financial records of Parent and each of its Subsidiaries are true and complete in all material respects.

(c) Parent’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Knowledge of Parent, “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act, and (iii) to the Knowledge of Parent, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d) Except as set forth on Section 4.7(d) of the Parent Disclosure Schedule, Parent has not received any comment letter from the SEC or the staff thereof or any correspondence from Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Parent Common Stock on Nasdaq. Parent has not disclosed any unresolved comments in the Parent SEC Documents.

(e) Since March 26, 2021, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of Parent, the Parent Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f) Except as set forth on Section 4.7(f) of the Parent Disclosure Schedule, Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of Nasdaq.

(g) Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that Parent maintains records that in reasonable detail accurately and fairly reflect Parent’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Parent Board, and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on Parent’s financial statements. Parent has evaluated the effectiveness of Parent’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Parent has disclosed to Parent’s auditors and the Audit Committee of the Parent Board (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s or its Subsidiaries’ internal control over financial reporting. Except as disclosed in the Parent SEC Documents filed prior to the date hereof, Parent has not identified any material weaknesses in the design or operation of Parent’s internal control over financial reporting.

(h) Parent’s “disclosure controls and procedures” (as defined in Rules 13a- 15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

4.8 Absence of Changes. Except as set forth on Section 4.8 of the Parent Disclosure Schedule, between March 31, 2023 and the date of this Agreement, Parent has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (x) Parent Material Adverse Effect or (y) actions to do any of the following:

(a) declare, accrue, set aside or pay any dividend, or make any other distribution in respect of any shares of its capital stock or repurchase, redeem, or otherwise reacquire any shares of its capital stock or other securities (except for shares of Parent Common Stock from terminated employees, directors or consultants of Parent in accordance with agreements in effect on the date of this Agreement providing for the repurchase of shares at no more than the purchase price thereof in connection with any termination of services to Parent or any of its Subsidiaries);

(b) except as required to give effect to anything in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(c) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money or (C) make any commitment for capital expenditure;

(d) waive, settle or compromise any pending or threatened Legal Proceeding against Parent or any of its Subsidiaries, other than waivers, settlements or agreements (A) for an amount not in excess of $100,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof) and (B) that do not impose any material restrictions on the operations or businesses of Parent or its Subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by Parent or any of its Subsidiaries; or

(e) agree, resolve, or commit to do any of the foregoing.

4.9 Absence of Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any Liability of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for: (a) Liabilities disclosed, reflected or reserved against in the Parent Unaudited Interim Balance Sheet, (b) normal and recurring current Liabilities that have been incurred by Parent or its Subsidiaries since the date of the Parent Unaudited Interim Balance Sheet in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law), (c) Liabilities for performance of obligations of Parent or any of its Subsidiaries under Parent Contracts, and (d) Liabilities described in Section 4.9 of the Parent Disclosure Schedule.

4.10 Title to Assets. Each of Parent and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Parent Unaudited Interim Balance Sheet and (b) all other assets reflected in the books and records of Parent as being owned by Parent. All of such assets are owned or, in the case of leased assets, leased by Parent or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

4.11 Compliance; Permits; Restrictions.

(a) Parent and each of its Subsidiaries is, and since July 1, 2020, has been in material compliance with all applicable Laws. No investigation, claim, suit, proceeding, audit, Order, or other action by any Governmental Authority is pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries. There is no agreement or Order binding upon Parent or any of its Subsidiaries which (i) has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on Parent’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

4.12 Legal Proceedings; Orders.

(a) Except as set forth in Section 4.12 of the Parent Disclosure Schedule, there is no pending Legal Proceeding and, to the Knowledge of Parent, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Parent or any of its Subsidiaries or any Parent Associate (in his or her capacity as such) or any of the material assets owned or used by Parent or any of its Subsidiaries or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) There is no Order to which Parent or any of its Subsidiaries, or any of the material assets owned or used by Parent or any of its Subsidiaries is subject. To the Knowledge of Parent, no officer or other Key Employee of Parent or any of its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Parent or any of its Subsidiaries or to any material assets owned or used by Parent or any of its Subsidiaries.

4.13 Tax Matters.

(a) Each of Parent and its Subsidiaries has timely filed all material Tax Returns that were required to be filed under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with applicable Law in all material respects.

(b) All material Taxes required to be paid by Parent and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Since the date of the Parent Unaudited Interim Balance Sheet, neither Parent nor any of its Subsidiaries has incurred any Liability for material Taxes, except in the Ordinary Course of Business or otherwise consistent with past custom and practice.

(c) No deficiencies for material Taxes with respect to Parent or any of its Subsidiaries have been claimed, proposed, or assessed by any Governmental Authority in writing. There are no pending (or, to the Knowledge of Parent or any of its Subsidiaries, threatened) audits, assessments or other actions for or relating to any liability in respect of material Taxes of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(d) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, in each case, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

4.14 Transactions with Affiliates. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, since the date of Parent’s last proxy statement filed in 2023 with the SEC, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 4.14 of the Parent Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of Parent as of the date of this Agreement.

4.15 No Financial Advisors. Except as set forth on Section 4.15 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Parent.

4.16 Valid Issuance. The Parent Capital Stock to be issued in the First Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

4.17 Ownership of Company Common Stock. Neither Parent nor any of its Affiliates or associates is, nor at any time during the last three years has Parent or any of its Affiliates or associates been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

4.18 No Other Representations or Warranties. Parent hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor any of its Subsidiaries nor any other person on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Parent, Merger Subs or stockholders or any of their respective Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of the Company set forth in Section 3 (in each case as qualified and limited by the Company Disclosure Schedule)) none of Parent, Merger Subs, or any of their respective Representatives, stockholders, or members, has relied on any such information (including the accuracy or completeness thereof).

Section 5. Agreements of the Parties

5.1 Proxy Statement.

(a) As promptly as practicable after the Closing Date (and in any event within thirty (30) days of the date of this Agreement), Parent shall prepare and file with the SEC a proxy statement relating to the Parent Stockholder Meeting to be held in connection with the Conversion Proposal and Charter Amendment Proposal (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Parent shall use its reasonable best efforts to (i) cause the Proxy Statement to comply with applicable rules and regulations promulgated by the SEC and (ii) respond promptly to any comments or requests of the SEC or its staff related to the Proxy Statement.

(b) Parent covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting, and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c) Parent shall use reasonable best efforts to cause the definitive Proxy Statement to be filed, and mailed to Parent’s stockholders, as promptly as practicable after the preliminary Proxy Statement had been filed with the SEC pursuant to Section 5.1(a) and either (i) the SEC has indicated that it does not intend to review such Proxy Statement or that its review of such Proxy Statement has been completed or (ii) at least ten (10) days shall have passed since such Proxy Statement was filed with the SEC without receiving any communication from the SEC commenting upon, or indicating that it intends to review, such Proxy Statement, all in compliance with applicable U.S. federal securities laws and the DGCL. If Parent, Merger Sub 1, Merger Sub 2, or the Company become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in Parent filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Parent stockholders.

(d) The Company Holders of shares of Parent Preferred Stock are express third party beneficiaries of the terms of this Section 5.1.

5.2 Parent Stockholder Meeting.

(a) Parent shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Parent Common Stock to consider and vote to approve the Conversion Proposal and the Charter Amendment Proposal pursuant to the terms of this Agreement (collectively, the “Parent Stockholder Matters” and such meeting, the “Parent Stockholder Meeting”) as promptly as practicable. The Parent Stockholder Meeting shall be held as promptly as practicable after the date that the definitive Proxy Statement is filed with the SEC, and in any event no later than forty-five (45) days after such date. Parent shall take reasonable measures to ensure that all proxies solicited in connection with the Parent Stockholder Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholder Meeting, or a date preceding the date on which the Parent Stockholder Meeting is scheduled, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Parent Stockholder Vote, whether or not a quorum would be present or (ii) it will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholder Meeting, Parent may postpone or adjourn, or make one or more successive postponements or adjournments of, the Parent Stockholder Meeting as long as the date of the Parent Stockholder Meeting is not postponed or adjourned more than an aggregate of fifteen (15) calendar days in connection with all postponements or adjournments.

(b) Parent agrees that: (i) the Parent Board shall recommend that the holders of Parent Common Stock vote to approve the Parent Stockholder Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 5.2(a) above, (ii) the Proxy Statement shall include a statement to the effect that the Parent Board recommends that Parent’s stockholders vote to approve the Parent Stockholder Matters (the recommendation of the Parent Board being referred to as the “Parent Board Recommendation”).

(c) The Company Holders of shares of Parent Preferred Stock are express third party beneficiaries of the terms of this Section 5.2.

5.3 Employee Matters.

(a) Effective on the Closing Date, the Company shall terminate the employment of each employee of the Company other than the employees set forth on Schedule E hereto (the “Continuing Employees”). The employees of the Company whose employment will be terminated on the Closing Date are referred to herein as the “Non-Continuing Employees”. The Company shall provide a written notice of termination of employment to each Non-Continuing Employees and shall use commercially reasonable efforts to ensure that each Non-Continuing Employee enters into a separation agreement that includes a release of claims against the Company, Parent and their respective Affiliates, in substantially the form attached hereto as Exhibit F.

(b) The Parent, the Surviving Company or Parent’s Affiliate shall cause the Surviving Company to offer to continue to employ each Continuing Employee effective as of the Closing. Parent shall, and shall cause Parent’s Affiliates to maintain, while the Continuing Employee remains employed by the Surviving Company, Parent or a Parent Affiliate, the same annual base salary, and not to require that any Continuing Employee relocate, in each case as provided by the Company immediately prior to the Closing Date for a period of 12 months following the Closing Date (or, if earlier, until the date of termination of the applicable Continuing Employee’s employment with the Surviving Company, the Parent or Parent’s Affiliate). Furthermore, the Parent, Surviving Company or Parent’s Affiliate shall comply with the terms of any employment, severance, retention, change of control, or similar agreement specified on Section 3.17(a) of the Company Disclosure Schedule, subject to the provisions of such agreements and perform all obligations set forth therein, subject to the terms and conditions thereof.

(c) Nothing in this Section 5.3, whether express or implied, shall (i) create any rights to continued employment or service, any term or condition of employment or service with Parent or the Surviving Company or any of their Affiliates or in any way prohibit Parent, its Affiliates, the Surviving Company or any of their respective subsidiaries from terminating the employment or service of any Continuing Employee or any other Person at any time and for any or no reason, (ii) be construed as an establishment, termination or amendment of any Company Employee Plan, Parent Employee Plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement, or prohibit Parent, its Affiliates, the Surviving Company or any of their respective subsidiaries from establishing, amending or terminating any Company Employee Program, Parent Employee Plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement or (iii) grant any rights or remedies whatsoever, including any third party beneficiary rights, by reason of this Section 5.3 to any Person other than the parties hereto.

5.4 Indemnification of Officers and Directors.

(a) From the First Effective Time through the sixth anniversary of the date on which the First Effective Time occurs, each of Parent and the Surviving Company shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the First Effective Time, a director or officer of Parent or the Company, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Parent or of the Company, whether asserted or claimed prior to, at or after the First Effective Time, in each case, to the fullest extent permitted under the DGCL and the DLLCA. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Company, jointly and severally, upon receipt by Parent or the Surviving Company from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Parent, to the extent then required by the DGCL and the DLLCA, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The provisions of the certificate of incorporation and bylaws of Parent with respect to indemnification, advancement of expenses, and exculpation of present and former directors and officers of Parent that are presently set forth in the certificate of incorporation and bylaws of Parent shall not be amended, modified, or repealed for a period of six years from the First Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the First Effective Time, were officers or directors of Parent, unless such modification is required by applicable Law. The certificate of formation and bylaws of the Surviving Company shall contain, and Parent shall cause the certificate of formation and limited liability company agreement of the Surviving Company to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of Parent.

(c) From and after the First Effective Time, (i) the Surviving Company shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Company’s Organizational Documents and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the First Effective Time and (ii) Parent shall fulfill and honor in all respects the obligations of Parent to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Parent’s Organizational Documents and pursuant to any indemnification agreements between Parent and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the First Effective Time.

(d) From and after the First Effective Time for a period of six years, Parent shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by (x) the Company’s directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Parent be required to pay an aggregate premium for such insurance in excess of 300% of the annual premium payable in the aggregate by the Company for such insurance policy for the year ended December 31, 2022; provided, however, that (i) Parent may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the First Effective Time (the “D&O Tail”) and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 5.4(d) shall be continued in respect of such claim until the final disposition thereof.

(e) From and after the First Effective Time, Parent shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 5.4 in connection with their enforcement of the rights provided to such persons in this Section 5.4.

(f) The provisions of this Section 5.4 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their Representatives and all such persons are express third party beneficiaries of this Agreement for purposes of this Section 5.4.

(g) In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 5.4. Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 5.4.

5.5 Tax Matters.

(a) Each of Parent and the Company shall use commercially reasonable efforts (and cause its Affiliates) to (i) cause the First Merger and Second Merger, taken together, to constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code (the “Intended Tax Treatment”), and (ii) not take any actions, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment. Without limiting the foregoing, Parent and its Affiliates (including the First Step Surviving Corporation after the First Effective Time and the Surviving Company after the Second Effective Time) shall use commercially reasonable efforts to use PY314, PY159 and PY265 in the business development initiatives of Parent and its Affiliates, provided that, for the avoidance of doubt, Parent and its Affiliates are not providing any guarantee hereunder that they will pursue internal development of PY314, PY159 or PY265 or that any such business development initiatives relating to PY314, PY159 and PY265 will be successful. The Parties further agree that, for tax purposes, the value of each share of Parent Preferred Stock issued at Closing is equal to the closing price of a share of Parent Common Stock on the last trading day ending prior to the Closing. The Parties shall not file any U.S. federal, state or local Tax Return in a manner that is inconsistent with the Intended Tax Treatment or the other provisions of this Section 5.5(a), and shall not take any inconsistent position during the course of any audit, litigation or other proceeding with respect to Taxes, in each case, unless otherwise required by a “determination” within the meaning of Section 1313 of the Code. Notwithstanding anything to the contrary in this Agreement, the Securityholder Agent shall have no obligation to prepare or file any Tax Returns.

(b) Parent, on the one hand, shall be responsible for 50% of all transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the transactions contemplated hereby (collectively, “Transfer Taxes”) and all Company Holders on the other hand, shall be responsible for 50% of all Transfer Taxes.

(c) At the Closing, the Company shall deliver to Parent a certificate pursuant to Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h), together with a form of notice to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h), in each case, in form and substance reasonably acceptable to Parent; provided, that Parent’s only remedy for the Company’s failure to provide such form or certificate will be to withhold from the payments to be made pursuant to this Agreement any required withholding Tax under Section 1445 of the Code, and the Company’s failure to provide any such form or certificate will not be deemed to be a failure of the conditions set forth in Section 7 to have been met.

(d) Following the filing of the Company’s U.S. federal corporate income tax return (IRS Form 1120) for the tax year ending as of the Closing Date, Parent will send to the Delaware Division of Corporation the signed page 1, page 4 and 5 of the Form 1120 (Schedule L), all ending consolidated balance sheet information (if consolidated) and the e-filed signature page (if e-filed).

5.6 Legends.

(a) Parent shall be entitled to place the following legend on the book entries and/or certificates evidencing any shares of Parent Capital Stock to be received in the Merger by equityholders of the Company for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Parent Capital Stock:

“THE OFFER AND SALE OF THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT OT THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.”

(b) Upon issuance, until Released from Indemnity in accordance with the terms hereof, the Indemnity Shares shall be issued in book entry form and shall bear the following legend, in addition to any legend required by Section 5.6(a) above; provided, that the following legend shall be removed from any such Indemnity Shares upon their Release from Indemnity:

“THE SHARES REPRESENTED HEREBY ARE INDEMNITY SHARES AND SUBJECT TO RESTRICTIONS OF TRANSFER SET FORTH IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED AUGUST 4, 2023, AMONG THE ISSUER AND THE OTHER PARTIES THERETO, AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

(c) Subject to receipt by Parent and its transfer agent of customary representations and other documentation reasonably acceptable to Parent and Parent Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected, upon request by a holder of Parent Capital Stock to be received in the Merger, Parent shall use commercially reasonable efforts to remove or cause to be removed any legend from the certificates or book-entry position evidencing such Parent Capital Stock within a reasonable time following the earliest of such time as such Parent Capital

Stock has been or is about to be sold or transferred pursuant to an effective registration statement. Further, Parent shall upon appropriate notice and receipt of customary representations from a holder of Parent Capital Stock (i) following any sale or transfer pursuant to Rule 144 or (ii) if the shares of Parent Capital Stock may be sold by such holder of Parent Capital Stock without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, use commercially reasonable efforts to promptly cause the restrictive legends to be removed and prepare and deliver certificate(s) or evidence of book-entry positions that are free from all restrictive and other legends or, at the request of the holder, via DWAC transfer to such Holder’s account. In connection with Parent’s instruction to remove any legend pursuant to the preceding sentence, and subject to receipt from the holder of Parent Capital Stock by Parent and its counsel of representations and documentation reasonably acceptable to Parent and its counsel, Parent shall cause its legal counsel to deliver an opinion, if necessary, to the transfer agent to the effect that the removal of such restrictive legend in such circumstance may be effected under the Securities Act. If restrictive legends are no longer required for such shares of Parent Capital Stock pursuant to the foregoing, Parent shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from the holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the shares of Parent Capital Stock. Parent shall be responsible for the fees of its transfer agent, its legal counsel and all Depository Trust Company fees associated with the foregoing. The Company Holders of Parent Capital Stock shall be express third party beneficiaries of the terms of this Section 5.6.

5.7 Termination of Certain Agreements and Rights. The Company shall cause any member agreements, voting agreements, registration rights agreements, co-sale agreements and any other similar Contracts between the Company and any Company Holders, respectively, including any such Contract granting any Person investor rights, rights of first refusal, registration rights or director registration rights (collectively, the “Investor Agreements”), to be terminated immediately prior to the First Effective Time, without any liability being imposed on the part of the Surviving Company, except as set forth in Section 5.7 of the Company Disclosure Schedule.

5.8 Section 16 Matters. Prior to the First Effective Time, Parent shall take all such steps as may be required to cause any acquisitions of Parent Common Stock and any options to purchase or restricted stock units in respect of Parent Common Stock in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.9 Allocation Certificate. The Company will prepare and deliver to Parent prior to the Closing a certificate signed by the chief financial officer (or if there is no chief financial officer at such time, the principal financial and accounting officer for the Company), in a form reasonably acceptable to Parent, setting forth (as of immediately prior to the First Effective Time) (a) each holder of Company Common Stock, Company Option or Company Restricted Stock Unit, (b) such holder’s name and email address (or mail address, to the extent an email address is unavailable), (c) whether such holder is an Accredited Investor, (d) the number or percentage and type of Company Common Stock (including the Company Common Stock subject to Company Options and/or Company Restricted Stock Unit) held as of the Closing Date for each such holder, (e) in the case of a Company Indemnitor, (i) the Pro Rata Share, and (ii) the Per Share Expense Fund Amount, (f) in the case of a holder that is an Accredited Investor, (i) the number of shares of Parent Common Stock or Parent Preferred Stock to be issued to such holder pursuant to this Agreement (and indicating whether they are Company Merger Shares or Indemnity Shares), and (ii) any cash in lieu of fractional share interests to be paid to such holder pursuant to this Agreement, in each case, in respect of the Company Common Stock held by such holder as of immediately prior to the First Effective Time and (g) in the case of a holder that is an Unaccredited Investor, the amount of cash (rounded to the nearest whole cent) to be paid to such holder pursuant to this Agreement in respect of the Company Common Stock held by such holder as of immediately prior to the First Effective Time (the “Allocation Certificate”).

5.10 CVR Agreement. Parent shall deliver to the Company, at or prior to the Closing, the CVR Agreement duly executed by Parent and the Rights Agent.

5.11 Resale Registration and Related Procedures.

(a) Registration.

(i) Parent shall prepare and file with the SEC (i) a Registration Statement on Form S-3 if it is eligible to use such form (or otherwise on Form S-1) or (ii) a prospectus supplement pursuant to Rule 424(b)(7) under the Act (the “Prospectus Supplement”) relating to an effective Registration Statement on Form S-3, in each such case covering the resale of all Registrable Securities, specifically the Company Merger Shares, and when Released from Indemnity, the Indemnity Shares, as a secondary offering to be made on a continuous basis pursuant to Rule 415. The applicable Registration Statement (including any preliminary or final prospectus or prospectus supplement contained therein) referenced in clause (i) is referred to herein as the “Registration Statement.”

(ii) Parent shall exercise commercially reasonable efforts to prepare and file either the Registration Statement under clause (a)(i) above or the Prospectus Supplement under clause (a)(ii) above with the SEC no later than fifteen (15) days after the Closing Date; provided, however, that if Parent determines that the acquisition of the Company constitutes the acquisition of a business that exceeds fifty percent (50%) under any of the significance tests under Article 3-05 of Regulation S-X, such date, such date shall be within two (2) Business Days following the date on which such financial statements are filed with the SEC. Subject to the terms herein, Parent shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after such filing if not otherwise effective upon filing and to keep the Registration Statement continuously effective and usable for resale of Registrable Securities covered thereby from the date of its initial effectiveness until such time as no Registrable Securities remain outstanding (such period, the “Effectiveness Period”).

(iii) The obligation of Parent to name a Company Holder as a selling stockholder in a Registration Statement or Prospectus Supplement are subject to such Company Holder furnishing in writing to Parent a completed questionnaire substantially in form attached hereto as Exhibit E. At least five (5) Business Days prior to the anticipated filing date of the Registration Statement or Prospectus Supplement, Parent shall notify each Company Holder of any additional information Parent requires from such Company Holder, and such Company Holder shall provide such information to Parent at least two (2) Business Days prior to the anticipated filing date of the Registration Statement or Prospectus Supplement.

(b) Registration Procedures; Company Obligations. Parent shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with this Section 5.11, and in connection therewith shall have the following obligations:

(i) The Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, shall comply as to form and content with the applicable requirements of the Securities Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(ii) Subject to Section 5.11(b)(v), Parent shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and usable for resale of the Registrable Securities covered thereby at all times during the Effectiveness Period. Parent shall use commercially reasonable efforts to cause any post-effective amendment to the Registration Statement to become effective as soon as practicable after such filing. No later than the first Business Day after the Registration Statement or a post-effective amendment to the Registration Statement becomes effective, Parent shall file with the SEC the final prospectus or prospectus supplement included therein pursuant to Rule 424.

(iii) Parent shall use commercially reasonable efforts to register or qualify, and cooperate with the Company Holders of Registrable Securities covered by the Registration Statement in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Company Holder reasonably requests in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect; provided, however, that Parent shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject.

(iv) Parent shall as promptly as practicable notify the Company Holders of the time the Registration Statement or a post-effective amendment to the Registration Statement becomes effective and/or when an amendment or supplement to any prospectus forming a part of such Registration Statement has been filed. Parent shall furnish to the Company Holders, without charge, such documents, including copies of any preliminary prospectus or final prospectus contained in the Registration Statement or any amendments or supplements thereto, as such Company Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement.

(v) Parent shall promptly notify the Company Holders when a prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which any prospectus included in, or relating to, the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (provided, that in no event shall such notice contain any material, non-public information), and, subject to Section 5.11(b)(vi), promptly prepare and file with the SEC a supplement to the related prospectus or amendment to such Registration Statement or any other required document so that, as thereafter delivered to the Company Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi) Parent shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify the Company Holders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(vii) Notwithstanding anything in this Agreement to the contrary, (A) Parent may delay effectiveness of the Registration Statement or any post-effective amendment thereto or (B) at any time after the Registration Statement is effective Parent may delay the disclosure of material, non-public information concerning Parent or any of its subsidiaries if, in each case, the Board of Directors of Parent has a valid business reason for determining that disclosure of such information is not in the best interests of the Company and such disclosure is not otherwise required, including under applicable laws or regulations or rules of any applicable securities exchange (a “Grace Period”); provided, however, that Parent shall promptly (1) provide written notice to the Company Holders of the Grace Period (provided that in no event shall such notice contain any material, non-public information) and the date on which the Grace Period will begin, (2) use reasonable best efforts to terminate a Grace Period as promptly as possible, and (3) provide written notice to the Holders of the date on which the Grace Period ends; provided, further, that no Grace Period shall exceed fifteen (15) consecutive days and such Grace Periods shall not exceed an aggregate of forty-five (45) days in any twelve (12) month period in which Registrable Securities are outstanding. The provisions of Section 5.11(b)(v) shall not be applicable during the pendency of any Grace Period. Upon expiration of a Grace Period, Parent shall again be bound by the provisions of Section 5.11(b)(v) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

(viii) Parent shall cause the Registrable Securities covered by the Registration Statement to be (A) listed on the Nasdaq and (B) reflected in the stock ledger maintained by Parent Transfer Agent.

(c) Current Public Information. During the Effectiveness Period, Parent shall use commercially reasonable efforts to (i) make and keep public information available, as those terms are defined in Rule 144, until all the Registrable Securities cease to be Registrable Securities, and so long as a Company Holder owns any Registrable Securities, furnish to such Company Holder upon request a written statement by the Company as to its satisfaction of the current public information requirements of Rule 144, and (ii) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act.

(d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by Parent.

(e) Indemnification and Contribution.

(i) Parent shall indemnify and hold harmless each Company Holder of Registrable Securities and such Company Holder’s officers, directors, employees, partners, members, agents (including brokers), representatives and Affiliates and each person, if any, who controls such Company Holder within the meaning of the Securities Act or the Exchange Act (each, a “Company Holder Indemnitee”), against any losses, claims, damages, liabilities or expenses to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (iii) any liability of a Company Holder arising from any sales or transactions made pursuant to the Registration Statement and/or Prospectus during the pendency of a Grace Period; and (iv) a violation or alleged violation by Parent or its Affiliates or Representatives of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to Parent or its Affiliates or Representatives and relating to action or inaction required of Parent or its Affiliates or Representatives in connection with the Registration Statement, and Parent will pay to each such Company Holder Indemnitee, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or expense; provided, however, that the indemnification contained in this Section 5.11(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), nor shall Parent be liable for any such loss, claim, damage, liability, action or expense to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished by a Company Holder, (B) in connection with any failure of a Company Holder to deliver or cause to be delivered a prospectus made available by Parent in a timely manner, or (C) as a result of offers or sales effected by or on behalf of any Company Holder by means of a free writing prospectus (as defined in Rule 405) that was not authorized in writing by Parent. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Company Holder Indemnitee, and shall survive the transfer of such securities by such Company Holder, and any termination of this Agreement.

(ii) If the indemnification provided for in this Section 5.11(e) is held by a court of competent jurisdiction to be unavailable to any Company Holder Indemnitee with respect to any loss, liability, claim, damage, or expense referred to therein, then Parent, in lieu of indemnifying such Company Holder Indemnitee hereunder, shall contribute to the amount paid or payable by such Company Holder Indemnitee as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of Parent on the one hand and of the Company Holder Indemnitee on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of Parent and of the Company Holder Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Parent or by the Company Holder Indemnitee and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Company Holder will be obligated to severally and not jointly contribute pursuant to this Section 5.11(e) will be limited to an amount equal to the gross proceeds received by a Company Holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to contribute and/or indemnify (less the aggregate amount of any damages which such Company Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(f) The Company Holders of Registrable Securities shall be express third party beneficiaries of the terms of this Section 5.11.

Section 6. Conditions Precedent to Obligations of Each Party.

The obligations of each Party to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

6.1 No Restraints. No temporary restraining order, preliminary or permanent injunction, or other Order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Authority of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

6.2 Stockholder Approval. The Company shall have obtained the Required Company Stockholder Vote and delivered evidence of a duly executed written consent evidencing approval by at least 75%-in-interest of the Company Stockholders.

6.3 Listing. The shares of Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq.

Section 7. Additional Conditions Precedent to Obligations of Parent and Merger Sub.

The obligations of Parent and Merger Subs to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to Parent receiving the following documents, each of which shall be in full force and effect, or written waiver by Parent of delivery:

7.1 Company Stockholder Written Consent. The Company Stockholder Written Consent executed by the Company Stockholders holding at least seventy-five percent (75%) of the outstanding shares of Company Common Stock shall be in full force and effect.

7.2 Company Valuation. The Company Valuation shall not be below thirty-nine million and five hundred thousand (39,500,000) dollars as of immediately prior to the Closing.

7.3 Allocation Certificate. The Company shall have delivered the Allocation

Certificate pursuant to Section 5.9.

7.4 Accredited Investor Questionnaires. The Company shall have delivered to Parent duly completed and executed accredited investor questionnaires in the form attached hereto as Exhibit E from the Company Stockholders holding at least eighty percent (80%) of the outstanding shares of Company Common Stock.

7.5 Company Lock-Up Agreements. The Company shall have delivered to Parent duly completed and executed Company Lock-Up Agreements, which shall be in full force and effect.

Section 8. Additional Conditions Precedent to Obligation of the Company.

The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the Company receiving the following documents, each of which shall be in full force and effect, or the written waiver by the Company of delivery:

8.1 Certificate of Designation. A copy of the as-filed Certificate of Designation, certified by the Secretary of State of the State of Delaware.

8.2 Parent Stockholder Support Agreements. Parent shall have delivered to the Company duly completed and executed Parent Stockholder Support Agreements, which shall be in full force and effect.

8.3 CVR Agreement. Parent shall have delivered to the Company duly completed and executed CVR Agreement, which shall be in full force and effect.

Section 9. Indemnification.

9.1 Indemnity Fund.

(a) Promptly following the Closing, Parent shall give to the Parent Transfer Agent instructions for delivery of the Indemnity Shares to the Company Indemnitors (which Indemnity Shares shall be delivered to the Company Indemnitors in accordance with their Pro Rata Share pursuant to Section 2.6(a)(ii)). As used herein, the “Indemnity Fund” shall mean and refer to, from time to time, such Indemnity Shares delivered to the Company Indemnitors (and any property or other securities issued upon conversion thereof or in exchange therefor) other than any such Indemnity Shares that shall have been Released from Indemnity pursuant to the terms of this Agreement. The Indemnity Fund (and any Release from Indemnity of the Indemnity Shares comprising such Indemnity Fund) shall be governed by this Agreement and shall constitute partial security for the benefit of Parent (on behalf of itself or any other Parent Indemnified Person) with respect to any Damages indemnifiable pursuant to the indemnification obligations of the Company Indemnitors under this Section 9. During such time as the Indemnity Shares are held in the Indemnity Fund, the Company Indemnitors shall be entitled to receive any dividends paid or payable, and to exercise any voting rights, with respect to their Pro Rata Shares of such Indemnity Shares and shall be treated as the beneficial owners thereof for U.S. federal income tax purposes.

(b) Subject to Section 9.4, the Company Indemnitors shall hold the Indemnity Fund until 11:59 p.m. Eastern Time on February 4, 2024 (the “Indemnity Release Date”). Neither the Indemnity Fund (including any portion thereof) nor any beneficial interest therein may be pledged, subjected to any Encumbrance, sold, assigned or transferred by any Company Indemnitor or be taken or reached by any legal or equitable process in satisfaction of any debt or other Liability of any Company Indemnitor, in each case prior to the Release from Indemnity of the Indemnity Fund (or any portion thereof) to any Company Indemnitor in accordance with Section 9.1(b), except that each Company Indemnitor shall be entitled to assign such Company Indemnitor’s rights to the cash, securities or other property distributable to such Company Indemnitor upon Release from Indemnity of the Indemnity Fund by will, by the laws of intestacy or by other operation of law.

(c) On the Indemnity Release Date, Parent and the Securityholder Agent shall Release from Indemnity to the Company Indemnitors, the Indemnity Fund less that portion of the Indemnity Fund (rounded down to the nearest whole share) that is necessary to satisfy all unsatisfied or disputed claims for indemnification specified in reasonable detail in any Claim Certificate delivered in good faith to the Securityholder Agent on or prior to the Indemnity Release Date in accordance with this Section 9 (assuming that the value of each Indemnity Share equals the greater of the Parent Share Price and the volume weighted average price (“VWAP”) of a share of Parent Common Stock on the Nasdaq Global Market in the 30 trading days prior to the Indemnity Release Date). Any portion of the Indemnity Fund not Released from Indemnity to the Company Indemnitors pursuant to the prior sentence shall, other than any portion awarded to Parent in connection with the resolution thereof (which shall be paid in accordance with Section 9.7(a), Section 9.7(b) or Section 9.7(c), as applicable), be promptly Released from Indemnity to the Company Indemnitors upon the satisfaction or resolution of such claim.

9.2 Survival of Company Fundamental Representations. The Company Fundamental Representations survive the Closing and remain in full force and effect until the Indemnity Release Date; provided that no right to indemnification pursuant to this Section 9 in respect of any claim that is set forth in a Claim Certificate delivered to the Securityholder Agent on or prior to the expiration of such Company Fundamental Representations shall be affected by such expiration.

9.3 Indemnification.

(a) Subject to the limitations set forth in this Section 9, from and after the Closing, each Company Indemnitor shall severally but not jointly, and in proportion to their Pro Rata Shares, indemnify, defend and hold harmless Parent, Merger Subs, and the Company and their respective officers, directors, agents and employees and each Person, if any, who controls or may control Parent within the meaning of the Securities Act (each, an “Parent Indemnified Person”) from and against, and shall compensate and reimburse each Parent Indemnified Person for, any and all losses, Liabilities, damages, fees, Taxes, interest, reasonable out-of-pocket costs and expenses, including costs of investigation, defense and enforcement and reasonable fees and expenses of counsel, experts and other professionals, directly or indirectly, whether or not due to a Third Party Claim, experts and other professionals, directly or indirectly, other than any (i) punitive or exemplary damages, or (ii) special, consequential, incidental, indirect or remote damages, unless and solely to the extent in each case (i) and (ii), an Indemnified Person is ordered to pay such Damages to a third party(collectively, “Damages”), arising out of or resulting from:

(i) any failure of any Company Fundamental Representation to be true and correct as of the Closing Date (except in the case of representations and warranties that by their terms speak only as of a specified date or dates, which representations and warranties shall be true and correct as of such date or dates); or

(ii) any Third-Party Claim of gross negligence by the Company in connection with the conduct of its clinical trials prior to the Closing.

9.4 Limitations.

(a) The Company Indemnitors shall not be required to make any indemnification payments unless and until the aggregate amount of such indemnifiable Damages exceeds $653,569.14 (the “Basket”) in which case, subject to the limitations set forth in this Section 9, the Parent Indemnified Persons shall recover from the Indemnity Fund for all the Damages in excess of the Basket. In respect of each Company Indemnitor, his, her or its Pro Rata Share of indemnifiable Damages hereunder shall be recovered (i) first, from the shares of Parent Preferred Stock comprising the Indemnity Fund held by such Company Indemnitor and if no such Indemnity Shares remain in the Indemnity Fund or after the Indemnity Release Date, (ii) second, from the shares of Parent Common Stock comprising the Indemnity Fund held by such Company Indemnitor and if no such Indemnity Shares remain in the Indemnity Fund or after the Indemnity Release Date, then (iii) third, from the Company Merger Shares held by such Company Indemnitor (with any such Company Merger Shares surrendered pursuant to this clause (iii) to be surrendered in the amounts and based on the valuations of such Company Merger Shares specified in Section 9.7, applied as if such Company Merger Shares were Indemnity Shares); provided, that, (x) in no event shall any Company Indemnitor be liable for Damages under this Section 9 in excess of his, her or its Pro Rata Share of such Damages and (y) in no event shall any Company Indemnitor be liable for any amount of Damages from and after the time that such Company Indemnitor has (1) surrendered to any Parent Indemnified Person the Parent Capital Stock issued to such Company Indemnitor in the Merger pursuant to this Agreement to the extent any such Parent Capital Stock is held by the Company Indemnitor as of such time, and (2) if any shares of Parent Capital Stock issued to such Company Indemnitor in the Merger pursuant to this Agreement have been sold by such Company Indemnitor, for the avoidance of doubt, excluding any surrender thereof pursuant to this Section 9, remitted to any Parent Indemnified Person pursuant to this Section 9 the amount of the lower of the Parent Share Price and the cash proceeds actually received from such disposition.

(b) Notwithstanding anything to the contrary herein, no Company Indemnitor shall have any right of indemnification, compensation, reimbursement, contribution or right of advancement from Parent, the Surviving Company or any other Parent Indemnified Person (based upon such holder’s position as an officer, director, employee or agent of the Company or otherwise) with respect to any Damages owed to any Parent Indemnified Person pursuant to Section 9.3(a) or any right of subrogation against the Company or the Surviving Company with respect to any such indemnification, compensation or reimbursement of a Parent Indemnified Person by reason of such matters.

(c) All Damages shall be calculated net of the amount of any recoveries actually received by a Parent Indemnified Person prior to the Indemnity Release Date under any existing insurance policies and contractual indemnification or contribution provisions (in each case, calculated net of any actual collection costs and reserves, expenses, deductibles or premium adjustments or retrospectively rated premiums (as determined in good faith by an Indemnified Person) incurred or paid to procure such recoveries) in respect of any Damages suffered, paid, sustained or incurred by any Indemnified Person; provided that no Indemnified Person shall have any obligation to seek to obtain or continue to pursue any such recoveries.

9.5 Period for Claims. The period (the “Claims Period”) during which claims may be made for Damages pursuant to clauses (i) and (ii) of Section 9.3(a) shall commence at the Closing and terminate at 11:59 p.m. Eastern Time on the Indemnity Release Date. No Company Indemnitor shall have any obligation to indemnify any Parent Indemnified Party for any Damages that are not Claimed Damages contained in a Claim Certificate that is delivered to the Securityholder Agent prior to the expiration of the Claims Period. Notwithstanding anything to the contrary herein, such portion of the Indemnity Fund (rounded down to the nearest whole share) that is reasonably necessary to satisfy any unresolved or unsatisfied claims for Damages specified in any Claim Certificate delivered to the Securityholder Agent on or prior to the Indemnity Release Date (assuming that the value of each Indemnity Share equals the greater of the Parent Share Price and the VWAP of a share of Parent Common Stock on the Nasdaq Global Market in the 30 trading days prior to the Indemnity Release Date) shall not be Released From Indemnity until such claims for Damages have been resolved or satisfied.

9.6 Claims.

(a) From time to time during the Claims Period, Parent may deliver to the Securityholder Agent one or more certificates signed by any officer of Parent (each, a “Claim Certificate”):

(i) stating that a Parent Indemnified Person has incurred, paid, reserved or accrued, or in good faith believes that it may incur, pay, reserve or accrue, Damages (or that with respect to any Tax matters, that any Governmental Authority may raise such matter in audit of Parent or its subsidiaries, that could give rise to Damages);

(ii) stating the amount of such Damages (which, in the case of Damages not yet incurred, paid, reserved or accrued, may be the maximum amount believed by Parent in good faith to be incurred, paid, reserved, accrued or demanded by a third party) (such amount, the “Claimed Damages”); and

(iii) specifying in reasonable detail (based upon the information then possessed by Parent) the individual items of such Damages included in the amount so stated and the nature of the claim to which such Damages are related.

(b) Such Claim Certificate (i) need only specify such information to the knowledge of such officer of Parent or the Parent Indemnified Person as of the date thereof, (ii) shall not limit any of the rights or remedies of any Parent Indemnified Person with respect to the underlying facts and circumstances specifically set forth in such Claim Certificate and (iii) may be updated and amended from time to time by Parent by delivering any updated or amended Claim Certificate, so long as the delivery of the original Claim Certificate is made within the applicable Claims Period and such update or amendment relates to the underlying facts and circumstances specifically set forth in such original Claims Certificate; provided that all claims for Damages properly set forth in a Claim Certificate or any update or amendment thereto shall remain outstanding until such claims have been resolved or satisfied, notwithstanding the expiration of such Claims Period. No delay in providing such Claim Certificate within the applicable Claims Period shall affect a Parent Indemnified Person’s rights hereunder, unless (and then only to the extent that) the Securityholder Agent or the Company Indemnitor are actually prejudiced thereby.

9.7 Resolution of Objections to Claims.

(a) If the Securityholder Agent does not contest, by written notice to Parent, any claim or claims by Parent made in any Claim Certificate within the 60-day period following receipt of the Claim Certificate, then Parent and the Securityholder Agent shall Release from Indemnity to Parent a number of shares (rounded down to the nearest whole share) of Parent Capital Stock from the Indemnity Fund having a total value, based on the greater of the Parent Share Price and the VWAP of a share of Parent Common Stock on the Nasdaq Global Market in the thirty (30) trading days prior to the last day of such 30-day period (assuming that the value of each share of Parent Preferred Stock is equal to the value of each share of Parent Common Stock), equal to the amount of any Damages corresponding to such claim or claims as set forth in such Claim Certificate.

(b) If the Securityholder Agent objects in writing to any claim or claims by Parent made in any Claim Certificate within the 60-day period set forth in Section 9.7(a), Parent and the Securityholder Agent shall attempt in good faith for 45 days after Parent’s receipt of such written objection to resolve such objection and the amount of Damages that are indemnifiable by the Company Indemnitors pursuant to this Section 9 in connection with the claim or claims made by Parent in such Claim Certificate. If Parent and the Securityholder Agent shall so agree, in writing, Parent and the Securityholder Agent shall Release from Indemnity to Parent from the Indemnity Fund a number of shares (rounded down to the nearest whole share) of Parent Capital Stock having a total value, based on the greater of the Parent Share Price and the VWAP of a share of Parent Common Stock on the Nasdaq Global Market in the 30 trading days prior to the resolution by the Parent and the Securityholder Agent of such objection (assuming that the value of each share of Parent Preferred Stock is equal to the value of each share of Parent Common Stock), equal to the amount of Damages, if any, so agreed by Parent and the Securityholder Agent in writing to be indemnifiable by the Company Indemnitors pursuant to this Section 9 in accordance with the terms of such joint written instruction.

(c) If no such agreement is reached during the 45-day period for good faith negotiation set forth in Section 9.7(b), upon the expiration of such 45-day period, either Parent or the Securityholder Agent may bring an action in the applicable jurisdiction pursuant to Section 10.5 to resolve the matter. Any final, non-appealable decision of a Governmental Authority as to the validity and amount of any claim in such Claim Certificate shall be conclusive and binding upon the parties hereto and the Company Indemnitors, and following such decision the Securityholder Agent and Parent shall Release from Indemnity to Parent from the Indemnity Fund a number of shares (rounded down to the nearest whole share) of Parent Capital Stock having a total value, based on the greater of the Parent Share Price and the VWAP of a share of Parent Common Stock on the Nasdaq Global Market in the 30 trading days prior to the decision regarding such matter by the Governmental Authority (assuming that the value of each share of Parent Preferred Stock is equal to the value of each share of Parent Common Stock), equal to the amount of Damages, if any, so decided by the Governmental Authority to be indemnifiable by the Company Indemnitors pursuant to this Section 9.

9.8 Securityholder Agent.

(a) By approving the Merger and/or participating in the Merger and receiving any benefits hereunder, and without any further action of any of the Company Holders or the Company, each Company Holder irrevocably approves the constitution and appointment of, and hereby irrevocably constitutes and appoints, Fortis Advisors LLC, a Delaware limited liability company, as the true and lawful exclusive agent, representative and attorney-in-fact of all Company Holders (the “Securityholder Agent”) with respect to any and all matters relating to, arising out of, or in connection with, this Agreement, including for purposes of taking any action or omitting to take any action on behalf of the Company Holders to: (i) execute, as the Securityholder Agent, this Agreement and any agreement or instrument entered into or delivered in connection with the Contemplated Transactions, (ii) give and receive notices, instructions and communications permitted or required under this Agreement, or any other agreement, document or instrument entered into or executed in connection herewith, for and on behalf of the Company Holders or any Company Holder, to or from Parent (on behalf of itself or any other Parent Indemnified Person) relating to this Agreement or any of the Contemplated Transactions and any other matters contemplated by this Agreement or by such other agreement, document or instrument (except to the extent that this Agreement expressly contemplates that any such notice or communication shall be given or received by each such Company Holder individually), (iii) act for the Company Holders with regard to all matters pertaining to indemnification under this Agreement, including the power to defend, compromise, or settle any claims and to otherwise prosecute or pursue any litigation claims, and the Release from Indemnity of any of the Indemnity Fund, including to review, negotiate and agree to and authorize any Release from Indemnity to Parent of any amount from the Indemnity Fund in satisfaction of claims asserted by Parent (on behalf of itself or any other Parent Indemnified Person, including by not objecting to such claims) pursuant to this Section 9, (iv) object to such claims pursuant to Section 9.7, (v) consent or agree to, negotiate, enter into, or, if applicable, contest, prosecute or defend, settlements and compromises of, and demand arbitration and comply with Orders of courts and awards of arbitrators with respect to, such claims, resolve any such claims, take any actions in connection with the resolution of any dispute relating hereto or to the Contemplated Transactions by arbitration, settlement or otherwise, and take or forego any or all actions permitted or required of the Company Holders or any Company Holder or necessary in the judgment of the Securityholder Agent for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement, (vi) consult with legal counsel, independent public accountants and other experts selected by it, solely at the cost and expense of the Company Holders, (vii) consent or agree to any amendment to this Agreement or to waive any terms and conditions of this Agreement providing rights or benefits to the Company Holders (other than with respect to the payment of the consideration contemplated in Section 2) in accordance with the terms hereof and in the manner provided herein, and (viii) take or refrain from taking the foregoing and all other actions necessary or appropriate in the judgment of the Securityholder Agent for the accomplishment of the foregoing or otherwise relating to the subject matter of this Agreement, in each case without having to seek or obtain the consent of any Person under any circumstance. Without limiting the foregoing, by approving the Merger and/or participating in the Merger and receiving any benefits hereunder, and without any further action of any of the Company Holders or the Company, each Company Holder irrevocably grants to the Securityholder Agent a power of attorney for such Company Holder for the purpose of taking any actions deemed necessary or advisable by the Securityholder Agent in connection with any Release from Indemnity of the Indemnity Fund pursuant to this Agreement, and Parent and the Parent Transfer Agent shall each be an express third-party beneficiary of such power of attorney. Notwithstanding the foregoing or anything else herein, the Securityholder Agent shall have no obligation to act on behalf of the Company Holders, except as expressly provided herein and in the Securityholder Agent Engagement Agreement, and for purposes of clarity, there are no obligations of the Securityholder Agent in any ancillary agreement (other than any Parent Stockholder Support Agreement to which the Securityholder Agent is a party, to the extent expressly set forth therein), schedule, exhibit or the Company Disclosure Schedule. The powers, immunities and rights to indemnification granted to the Securityholder Agent Group hereunder: (i) are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of any Company Holder and shall be binding on any successor thereto, and (ii) shall survive the delivery of an assignment by any Company Holder of the whole or any fraction of his, her or its interest in the Indemnity Fund. All actions, notices, communications, and determinations by or on behalf of the Company Holders in connection with this Agreement may be given or made by the Securityholder Agent and all actions, notices, communications and determinations by the Securityholder Agent under this Agreement or the Securityholder Agent Engagement Agreement shall conclusively be deemed to have been authorized by, and shall be binding upon, any of and all Company Holders and each such Company Holder’s successors as if expressly confirmed and ratified in writing by such Company Holder, and no Company Holder shall have the right to object, dissent, protest or otherwise contest the same. All defenses which may be available to any Company Holder to contest, negate or disaffirm the action of the Securityholder Agent taken in good faith under this Agreement or the Securityholder Agent Engagement Agreement are waived. Parent, Merger Subs, and their respective Affiliates (including after the Second Effective Time, the Surviving Company) shall be entitled to rely on the appointment of Fortis Advisors LLC as the Securityholder Agent and treat such Securityholder Agent as the duly appointed attorney-in-fact of each Company Holder and has having the duties, power and authority provided for in this Section (c). The Company Holders shall be bound by all actions taken and documents executed by the Securityholder Agent in connection with this Section 9, and Parent and other Parent Indemnified Persons shall be entitled to rely exclusively on any action or decision of the Securityholder Agent. The Person serving as the Securityholder Agent may be removed or replaced from time to time, or if such Person resigns from its position as the Securityholder Agent, then a successor may be appointed, by the holders of a majority in interest of the aggregate amount of stock held in the Indemnity Fund, upon not less than thirty (30) days’ prior written notice to Parent. The immunities and rights to indemnification granted to the Securityholder Agent Group hereunder shall survive the resignation or removal of the Securityholder Agent or any member of the Advisory Group and the Closing and/or any termination of this Agreement. No bond shall be required of the Securityholder Agent.

(b) Certain Company Holders have entered into an engagement agreement (the “Securityholder Agent Engagement Agreement”) with the Securityholder Agent to provide direction to the Securityholder Agent in connection with its services under this Agreement and the Securityholder Agent Engagement Agreement (such Company Holders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). Neither the Securityholder Agent nor its members, managers, directors, officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Securityholder Agent Group”) shall be liable to any Company Holder for any act done or omitted in connection with the acceptance or administration of the Securityholder Agent’s responsibilities hereunder or under the Securityholder Agent Engagement Agreement, including any hereunder as the Securityholder Agent while acting in good faith (and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith), unless and only to the extent such act done or omitted constitutes gross negligence or willful misconduct. The Company Holders shall severally but not jointly indemnify and defend the Securityholder Agent Group and hold the Securityholder Agent Group harmless against any loss, Liability, claim, damage, judgment, fine, amount paid in settlement, fee, cost or expense (collectively, the “Securityholder Agent Expenses”) incurred without gross negligence, willful misconduct or bad faith on the part of the Securityholder Agent and arising out of, resulting from or in connection with the acceptance or administration of its duties hereunder or under the Securityholder Agent Engagement Agreement, including all reasonable out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Securityholder Agent. If not paid directly to the Securityholder Agent by the Company Holders, such losses, Liabilities or other Securityholder Agent

Expenses may be recovered by the Securityholder Agent first, from the Expense Fund, and second, from that portion of the Indemnity Fund otherwise to be Released from Indemnity to the Company Holders (and not distributed or distributable to an Parent Indemnified Person or subject to a pending indemnification claim of an Parent Indemnified Person) on or after the Indemnity Release Date pursuant to the terms hereof, or any other distribution to the Company Holders, in each case at the time of distribution, and/or directly from the Company Holders, and such recovery will be made from such Company Holders according to their respective Pro Rata Share of such losses, Liabilities or other Securityholder Agent Expenses. The Company Holders acknowledge that the Securityholder Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Securityholder Agent Engagement Agreement or the transactions contemplated hereby or thereby. Furthermore, the Securityholder Agent shall not be required to take any action unless the Securityholder Agent has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Securityholder Agent against the costs, expenses and liabilities which may be incurred by the Securityholder Agent in performing such actions. The Securityholder Agent shall be entitled to: (i) rely upon the Allocation Certificate and any other document or information provided by or on behalf of the Company or the Advisory Group as to the allocation of distributions to the Company Holders or other matters relating to the Company Holders, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Company Holder or other party.

(c) After the Closing, any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Securityholder Agent that is within the scope of the Securityholder Agent’s authority under Section 9.8(a) shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all the Company Holders and shall be final, binding and conclusive upon each such Company Holders; and each Parent Indemnified Person shall be entitled to rely exclusively upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Company Holders. Parent, Merger Subs, the Surviving Company and the Parent Indemnified Persons are hereby relieved from any Liability to any Person for any acts done by them in accordance with such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Securityholder Agent.

(d) The Expense Fund Amount shall be held by the Securityholder Agent in a segregated client account and shall be used (i) for the purposes of paying directly or reimbursing the Securityholder Agent for any Securityholder Agent Expenses incurred pursuant to this Agreement or the Securityholder Agent Engagement Agreement, or (ii) as otherwise determined by the Advisory Group (the “Expense Fund”). The Securityholder Agent is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Securityholder Agent is not acting as a withholding agent or in any similar capacity in connection with the Expense Fund and has no tax reporting or income distribution obligations. The Company Indemnitors will not receive any interest on the Expense Fund and assign to the Securityholder Agent any such interest. Subject to Advisory Group approval, the Securityholder Agent may contribute funds to the Expense Fund from any consideration otherwise distributable to the Company Holders. As soon as reasonably determined by the Securityholder Agent that the Expense Fund is no longer required to be withheld, the Securityholder Agent shall distribute the remaining Expense Fund (if any) to the Exchange Agent or Parent, as applicable, for further distribution to the Company Indemnitors in accordance with their respective Pro Rata Share. Upon deposit of the Expense Fund Amount with the Securityholder Agent in accordance with Section 2.11, for Tax purposes, Parent shall be deemed to have paid each Company Indemnitor its, his or her share of the Expense Fund Amount and then each Company Indemnitor shall be deemed to have voluntarily contributed such amount to the Expense Fund held by the Securityholder Agent.

9.9 Third-Party Claims. In the event Parent becomes aware of a claim by a third party (a “Third-Party Claim”) that Parent in good faith believes may result in a claim for Damages indemnifiable by the Company Indemnitors hereunder by or on behalf of an Parent Indemnified Person, Parent shall, promptly after receipt of notice of any such Third-Party Claim, notify the Securityholder Agent of the commencement thereof. Parent shall have the right in its sole discretion to determine and conduct the defense of any Third-Party Claim and the settlement, adjustment or compromise of such Third-Party Claim; provided, however, the Securityholder Agent and its counsel may participate in the defense of such Third-Party Claim or any action related to such Third-Party Claim (including any discussions or negotiations in connection with the settlement, adjustment or compromise thereof), and receive copies of all pleadings, notices and communications with respect to such Third-Party Claim, in each case, in a manner that would not result in the loss of any attorney-client privilege, attorney work product privilege or any other legal privilege, subject to execution by the Securityholder Agent of Parent’s (and, if required, such third party’s) standard non-disclosure agreement to the extent that such materials contain confidential or propriety information. In the event that the Securityholder Agent has consented to the amount of any settlement, neither the Securityholder Agent nor any holder of Company Common Stock shall have any power or authority to object under this Section 9 to the amount of any claim by or on behalf of any Parent Indemnified Person against the Indemnity Fund for indemnity with respect to such settlement or resolution.

9.10 Treatment of Indemnification Payments. The parties hereto and the Company Indemnitors agree to treat (and cause their respective Affiliates to treat) any payment received by the Parent Indemnified Persons pursuant to Section 2.5 or this Section 9 as adjustments to the consideration contemplated in Section 2 for all Tax purposes to the maximum extent permitted by Applicable Law.

9.11 Remedies. From and after the Closing, except as expressly set forth in this Section 9.11, the sole and exclusive remedy of any Parent Indemnified Person for any claim under this Agreement or related to the transactions contemplated by this Agreement, including the Mergers, shall be indemnification in accordance with this Section 9. Notwithstanding the foregoing, this Section 9.11 shall not operate to limit the rights of the Parties to (1) enforce the terms of this Agreement, including the covenants that by their terms apply in whole or in part after the Closing or (2) seek equitable remedies (including specific performance or injunctive relief) or any remedies available to it under applicable Law in the event of (a) a Party’s failure to comply with its indemnification obligations hereunder or (b) Fraud on the part of any Party. For the avoidance of doubt, nothing herein or otherwise shall limit or otherwise negatively affect any of the rights or remedies of the Securityholder Agent Group with respect to the Company Holders pursuant to Section 9.7(c) or otherwise.

Section 10. Miscellaneous Provisions.

10.1 Non-Survival of Representations, Warranties and Pre-Closing Covenants; Survival of Post-Closing Covenants. Except as provided in Section 9.1(c), the representations and warranties of the Company, Parent, and Merger Subs (other than the Company Fundamental Representations (which shall survive until the Indemnity Release Date)) contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Closing (and there shall be no liability after the Closing in respect thereof), and only the covenants that by their terms apply in whole or in party after the Closing shall survive the Closing.

10.2 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company, Merger Subs and Parent at any time prior to the First Effective Time (whether before or after the adoption and approval of this Agreement by the Company’s stockholders or before or after obtaining the Required Parent Stockholder Vote); provided, however, that after any such approval of this Agreement by a Party’s stockholders or members, no amendment shall be made which by Law requires further approval of such stockholders or members without the further approval of such stockholders or members. Any provision of this Agreement may be amended (a) prior to the First Effective Time if, but only if, such amendment is in writing and is signed by each of the Company, Merger Subs, and Parent; and (b) at or after the First Effective Time if but only if, such amendment is in writing and is signed by each of Parent and the Securityholder Agent.

10.3 Waiver.

(a) Any provision hereof may be waived by the waiving Party solely on such Party’s own behalf, without the consent of any other Party. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.4 Entire Agreement; Counterparts; Exchanges by Electronic Transmission or Facsimile. This Agreement and the other schedules, exhibits, certificates, instruments and agreements referred to in this Agreement, including the Certificate of Designations, the CVR Agreement and the Parent Stockholder Support Agreement and the Lock-up Agreements, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.5, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.8 of this Agreement, and (f) irrevocably waives the right to trial by jury.

10.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.

10.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below; provided that with respect to notices delivered to the Securityholder Agent, such notices must be delivered solely by email:

if to Parent or Merger Subs:

645 Summer Street

Suite 101

Boston, Massachusetts 02210

Attention: Jotin Marango

Email: jmarango@ikenaoncology.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention: John T. Haggerty, Stephanie Richards

Email: jhaggerty@goodwinlaw.com, srichards@goodwinlaw.com

if to the Company:

Pionyr Immunotherapeutics, Inc.

2 Tower Place, Unit 800

South San Francisco, CA 94080

Attention: Chief Executive Officer

Email: steve@pionyrtx.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Mark M. Bekheit

Email: Mark.Bekheit@lw.com

if to the Securityholder Agent:

Fortis Advisors LLC

Attention: Notices Department (Project Portsmouth)

Email: notices@fortisrep.com

10.8 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements, and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.10 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties waives any bond, surety or other security that might be required of any other Party with respect thereto.

10.11 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.4 (Indemnification of Officers and Directors), the Company Holders to the extent of their respective right pursuant to Section 5.1 (Proxy Statement), Section 5.2 (Parent Stockholder Meeting), Section 5.6 (Legends) and Section 5.11 (Resale Registration and Related Procedures)) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the immediately preceding sentence, following the First Effective Time, the provisions of Section 2 shall be enforceable by holders of Company Common Stock solely to the extent necessary to receive the merger consideration to which such holder is entitled to thereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Ikena Oncology, Inc.

By:	/s/ Jotin Marango
Name:	Jotin Marango
Title:	Chief Financial Officer

PORTSMOUTH MERGER SUB I, INC.

By:	/s/ Jotin Marango
Name:	Jotin Marango
Title:	Chief Financial Officer

PORTSMOUTH MERGER SUB II, LLC

By:	/s/ Jotin Marango
Name:	Jotin Marango
Title:	Chief Financial Officer

PIONYR IMMUNOTHERAPEUTICS, INC.

By:	/s/ Steven P. James
Name:	Steven P. James
Title:	Chief Executive Officer

[ Signature Page to Agreement and Plan of Merger]

SECURITYHOLDER AGENT

FORTIS ADVISORS LLC

By:	/s/ Richard Fink
Name:	Richard Fink
Title:	Managing Director

[Signature Page to Merger Agreement]

EXHIBIT A

Form of Parent Stockholder Support Agreement

EXHIBIT A

FORM OF PARENT STOCKHOLDER SUPPORT AGREEMENT

IKENA ONCOLOGY, INC.

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of August 4, 2023, is made by and among Ikena Oncology, Inc., a Delaware corporation (“Parent”), Pionyr Immunotherapeutics, Inc., a Delaware corporation (the “Company”), Fortis Advisors LLC, a Delaware limited liability, as the Securityholder Agent (the “Securityholder Agent”), Steve James, an individual (the “Proxy”) and the undersigned holder (“Stockholder”) of shares of capital stock (the “Shares”) of Parent.

WHEREAS, Parent, Portsmouth Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), Portsmouth Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub 2”), the Company and the Securityholder Agent, have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), providing for the merger of Merger Sub 1 with and into the Company (the “First Merger”) and the merger of the Company with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Merger”);

WHEREAS, Stockholder is the record and/or beneficial owner of, and has sole voting power with respect to, the number of Shares, and holds options to purchase shares of Parent Common Stock (“Parent Options”), in the number of Shares indicated opposite Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of Parent, Merger Sub 1, Merger Sub 2 and the Company to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent, Merger Sub 1, Merger Sub 2 and the Company’s entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, Stockholder, Parent, the Company, the Securityholder Agent and the Proxy agree as follows:

1)

Agreement to Vote Shares. Stockholder irrevocably and unconditionally agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Parent, with respect to the Conversion Proposal (defined below) and the Charter Amendment Proposal (defined below), Stockholder shall:

a)	appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat (in person or by proxy) for purposes of calculating a quorum;

b)

from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering, all of the Shares and any New Shares that Stockholder shall be entitled to so vote: (i) in favor of (A) the approval of the conversion of the Parent Preferred Stock issued pursuant to the Merger Agreement into shares of Parent Common Stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”) and (B) if determined to be necessary by Parent, the approval of an amendment to the certificate of incorporation of Parent to authorize sufficient shares of Parent Common Stock for the conversion of the Parent Preferred Stock issued pursuant to the Merger Agreement (the “Charter Amendment Proposal”), and any matter that could reasonably be expected to facilitate the Conversion Proposal and the Charter Amendment Proposal; (ii) against any other proposed action, agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the approval or consummation of the Conversion Proposal, the Charter Amendment Proposal or the consummation of any or all of the other Contemplated Transactions, and (iii) to approve any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Conversion Proposal, the Charter Amendment Proposal on the date on which such meeting is held. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

2)

Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the effective time of the approval of the Conversion Proposal and Charter Amendment Proposal, (b) six (6) months from the date of the Merger Agreement, (c) the termination of the Merger Agreement in accordance with its terms or (d) upon mutual written agreement of the parties to terminate this Agreement.

3)

Additional Purchases. Stockholder agrees that any shares of capital stock or other equity securities of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires sole or shared voting power (including any proxy) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any Parent Options or otherwise, including, without limitation, by receipt, gift, succession, in the event of a stock split, recapitalization, combination or exchange, or as a dividend or distribution of any Shares (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares. Stockholder shall notify Parent and the Company in writing of the number of any New Shares of which Stockholder acquires beneficial or record ownership on or after the date hereof.

4)

Share Transfers. From and after the date hereof until the Expiration Date, Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, pledge, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens (as defined in Section 5(c) below)) any Shares or any New Shares or any right or interest therein, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares or New Shares, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any Shares or New Shares (except as set forth in this Agreement) or (e) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or in any way restrict, limit, impede, prevent, disable, delay or interfere with the performance of Stockholder’s obligations under this Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, Stockholder may make (1) transfers by will or by operation of Law or other transfers for estate-planning purposes, in which case this Agreement shall bind the transferee, (2) with respect to Stockholder’s Parent Options which expire on or prior to the Expiration Date, transfers, sales, or other dispositions of Shares to Parent as payment for the (i) exercise price of Stockholder’s Parent Options and (ii) taxes applicable to the exercise of Stockholder’s Parent Options, and (3)transfers, sales or other dispositions to any Affiliate of Stockholder; provided, that, in each case (1) through (3), (A) prior to such transfer or disposition becoming effective, such transferee will execute a joinder to this Agreement in form and substance reasonably satisfactory to the Securityholder Agent and which shall bind such transferee to all of the obligations of a Stockholder herein, and (B) the transferor Stockholder shall remain liable for any failure of such transferee to comply with or perform its obligations under this Agreement. If any involuntary transfer of any Shares covered hereby shall occur (including a sale by a Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, Liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Stockholder and has not executed a counterpart hereof or joinder hereto.

5)	Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent, the Company, the Securityholder Agent and the Proxy as follows:

a)

if Stockholder is not a natural person: (i) Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii)

Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceedings on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. If Stockholder is an individual, Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;

b)

this Agreement has been duly executed and delivered by or on behalf of Stockholder and, to Stockholder’s knowledge and assuming this Agreement constitutes a valid and binding agreement of the Company, the Securityholder Agent, the Proxy and Parent, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of Law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

c)

Stockholder is, and at all times prior to the Expiration Date will be, the record and/or beneficial owner of (within the meaning of Rule 13d-3 under the Exchange Act), and has good and marketable title to, the number of Shares indicated opposite Stockholder’s name on Schedule 1, and will own and have good and marketable title to any New Shares, in each case, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole and unrestricted voting power, sole power of disposition and sole power to issue instructions with respect to, and to agree to, all of the matters set forth in this Agreement, in each case, with respect to such Shares or New Shares, with no limitations, qualifications or restrictions on such rights, except as contemplated by this Agreement. None of the Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Shares, except as provided pursuant to this Agreement. The number of Shares listed on Schedule 1 opposite Stockholder’s name are the only equity interests in Parent beneficially owned or owned of record by such Stockholder as of the date hereof;

d)

the execution and delivery of this Agreement by Stockholder and the consummation of the transactions contemplated hereby do not, and the performance by Stockholder of his, her or its obligations hereunder and the compliance by Stockholder with any provisions hereof will not, (a) violate, contravene or conflict with, result in any material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require any consent, waiver or approval or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, Contract, trust, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any Law, statute, rule or regulation to which Stockholder is subject or (b) in the event that Stockholder is a corporation, partnership, trust or other Entity, any bylaw or other Organizational Document of Stockholder; except in the case of clause (a) above, as would not reasonably be expected to prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;

e)

the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;

f)

no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any Contract made by or on behalf of Stockholder;

g)

as of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Stockholder, threatened in writing against Stockholder, that would reasonably be expected to prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect

6)

Irrevocable Proxy. Subject to the penultimate sentence of this Section 6, by execution of this Agreement, Stockholder does hereby appoint the Proxy and any of his designees with full power of substitution and resubstitution, as Stockholder’s true and lawful attorney and irrevocable and unconditional proxy, to the fullest extent of Stockholder’s rights (including, for the avoidance of doubt, voting rights) with respect to the Shares, to vote and exercise all voting and related rights, including the right to sign Stockholder’s name (solely in its capacity as a stockholder) to any stockholder consent, if Stockholder is unable to perform or otherwise does not perform his, her or its obligations under this Agreement, with respect to such Shares solely with respect to the matters set forth in Section 1 hereof, and the Proxy hereby accepts the obligations to vote and exercise all voting and related rights with respect to the Shares in accordance with Section 1 hereof. Stockholder intends this proxy to be irrevocable and unconditional, and coupled with an interest hereunder until the Expiration Date, hereby revokes any proxy previously granted by Stockholder with respect to the Shares and represents that none of such previously-granted proxies are irrevocable. Stockholder hereby affirms that the proxy set forth in this Section 6 is given in connection with, and granted in consideration of, and as an inducement to the Company, Parent and Merger Subs to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1. The irrevocable proxy and power of attorney granted herein shall survive the death or incapacity of Stockholder and the obligations of Stockholder shall be binding on Stockholder’s heirs, personal representatives, successors, transferees and assigns. Stockholder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Shares with respect to the matters set forth in Section 1 until after the Expiration Date. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date.

7)

Other Remedies; Specific Performance; Certain Actions. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without the need of posting bond in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity. Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, the Securityholder Agent or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement, the consummation of the Merger or the other Contemplated Transactions.

8)

Directors and Officers. This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Parent and/or holder of Parent Options and not in Stockholder’s capacity as a director, officer or employee of Parent or any of its Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of Parent in the exercise of his or her fiduciary duties as a director and/or officer of Parent or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of Parent or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

9)

No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or the Proxy any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and the Company or the Proxy does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Parent or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

10)

Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve any party from liability for any fraud or for any willful and material breach of this Agreement prior to termination hereof.

11)

Further Assurances. Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company, the Securityholder Agent, the Proxy or Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Contemplated Transactions.

12)

Disclosure. Stockholder hereby agrees that Parent and the Company may publish and disclose in the Proxy Statement, any registration statement, any prospectus filed with any regulatory authority in connection with the Contemplated Transactions and any related documents filed with such regulatory authority and as otherwise required by Law, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the Proxy Statement, any registration statement or prospectus or in any other filing made by Parent or the Company as required by Law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the Contemplated Transactions, all subject to prior review and an opportunity to comment by Stockholder’s counsel. Prior to the Closing, Stockholder shall not, and shall use its reasonable best efforts to cause its representatives not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the Contemplated Transactions, without the prior written consent of Parent, the Company and the Securityholder Agent, provided that the foregoing shall not limit or affect any actions taken by Stockholder (or any affiliated officer or director of Stockholder) that would be expressly permitted to be taken by Stockholder pursuant to the Merger Agreement; provided, further, that the foregoing shall not effect any actions of Stockholder the prohibition of which would be prohibited under applicable Law.

13)

Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), by facsimile transmission (providing confirmation of transmission) or by electronic transmission (providing confirmation of transmission) (a) to the Company, Parent or the Securityholder Agent, as the case may be, in accordance with Section 10.7 of the Merger Agreement, (b) to Stockholder at his, her or its address or email address (providing confirmation of transmission) set forth on Schedule 1 attached hereto and (c) to the Proxy at his address or email address (providing confirmation of transmission) set forth below his signature hereto (in each case (a)-(c), or at such other address for a party as shall be specified by such party by like notice).

14)

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

15)

Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16)

No Waivers. No waivers of any breach of this Agreement extended by the Securityholder Agent, the Proxy, the Company or Parent to Stockholder shall be construed as a waiver of any rights or remedies of the Securityholder Agent, the Proxy, the Company or Parent, as applicable, with respect to any other stockholder of Parent who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of Stockholder or any other stockholder of Parent. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

17)

Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the state of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws. In any action or Legal Proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the state of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or Legal Proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 17, (iii) waives any objection to laying venue in any such action or Legal Proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or Legal Proceeding shall be effective if notice is given in accordance with Section 13 of this Agreement. Each party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 17 in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by applicable Law.

18)

Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LEGAL PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH AND THE MATTERS CONTEMPLATED HEREBY AND THEREBY.

19)

No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract, agreement, arrangement or understanding between the parties hereto unless and until (a)the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

20)

Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission via “.pdf” shall be sufficient to bind the parties to the terms and conditions of this Agreement.

21)

Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of (a) prior to the First Effective Time if, each of the Stockholder, the Company, and Parent; and (b) at or after the First Effective Time, each of the Stockholder, Parent and the Securityholder Agent; provided, however, that the rights or obligations of any Stockholder may be waived, amended or otherwise modified in a writing signed by Parent (for the avoidance of doubt, with the prior written approval required by Section 4.1 of Parent’s Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock, as applicable), the Securityholder Agent and Stockholder.

22)

Fees and Expenses. Except as otherwise specifically provided herein, the Merger Agreement or any other agreement contemplated by the Merger Agreement to which a party hereto is a party, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

23)

Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

24)	Construction.

a)

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

b)

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

c)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

d)	Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement, respectively.

e)

The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page has Intentionally Been Left Blank]

EXECUTED as of the date first above written.

[STOCKHOLDER]

Signature:
Name (if an Entity):
Title (if an Entity):

[Signature Page to Support Agreement]

EXECUTED as of the date first above written.

IKENA ONCOLOGY, INC.

Signature:
Name:
Title:

PIONYR IMMUNOTHERAPEUTICS, INC.

Signature:
Name:
Title:

FORTIS ADVISORS LLC

Signature:
Name:
Title:

Steven P. James

Signature:
Name: Steven P. James
Address:

Email Address:

[Signature Page to Support Agreement]

SCHEDULE 1

Shares
of
Parent
	Common	Parent
Name, Address and Email Address of Stockholder	Stock	Options

EXHIBIT B

Form of Company Lock-Up Agreement

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

Ikena Oncology, Inc.	August 4, 2023

645 Summer Street, Suite 101

Boston, Massachusetts 02210

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Ikena Oncology, Inc., a Delaware corporation (“Parent”), has entered into an Agreement and Plan of Merger, dated as of August 4, 2023 (as the same may be amended from time to time, the “Merger Agreement”) with Portsmouth Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, Portsmouth Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, and Pionyr Immunotherapeutics, Inc, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a condition and inducement to each of the parties to enter into the Merger Agreement and to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Parent and, solely prior to the Closing, the Company, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 120 days after the Closing Date (the “Restricted Period”):

(i)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (any of the foregoing, or any swap, short sale, hedge or other agreement or transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Undersigned’s Shares, a “Transfer”), any shares of Parent Common Stock (including shares of Parent Common Stock issued upon conversion of Parent Preferred Stock) or Parent Preferred Stock that are issued to the undersigned pursuant to the Merger Agreement (collectively, the “Undersigned’s Shares”), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition; or

(ii)

enter into any swap, short sale, hedge or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of shares of Parent Common Stock or other securities, in cash or otherwise.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)	Transfers of the Undersigned’s Shares:

(i)

if the undersigned is a natural person, (A) to any person who is an immediate family member of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin) (a “Family Member”), or to a trust formed for the direct or indirect benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) by operation of Law pursuant to a court order, qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which, directly or indirectly, controls or manages, is controlled or managed by, or is under common control or management with, the undersigned and/or by any such Family Member(s);

(ii)

if the undersigned is a corporation, partnership, limited liability company or other entity, (A) to another corporation, partnership, limited liability company or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management or advisement with the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (B) as a distribution or dividend to equity holders, including, without limitation, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) transfers or dispositions not involving a change in beneficial ownership or (E) with prior written consent of Parent; or

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any Transfer or distribution pursuant to this clause (a), such Transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Parent a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Parent Common Stock or such other securities that have been so transferred or distributed;

(b)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of Parent Common Stock; provided that, such plan does not provide for any transfers of Parent Common Stock during the Restricted Period, or the sale of Parent Common Stock pursuant to a 10b5-1 Plan existing as of the date of the Merger Agreement (which, for clarity, shall not be amended during the Restricted Period, but may be terminated during the Restricted Period);

(c)

Transfers, sales, dispositions, or the entering into of transactions (including, without limitation, any swap, hedge or similar agreement) by the undersigned of or relating to shares of capital stock or other securities of Parent purchased or acquired by the undersigned on the open market, in a public offering by Parent, or that otherwise do not involve or relate to shares of Parent Common Stock issued pursuant to the Merger Agreement in respect of shares of the Company;

(d)

Transfers pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction, that is approved by or recommended to the Parent shareholders by the Board of Directors of Parent, made to all holders of Parent’s capital stock involving a change of control of Parent, provided that, in the event that such tender offer, merger, consolidation

2

or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of Parent if, after such transaction or transactions, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of Parent (or the surviving entity));

(e)

Transfers in accordance with the terms of the Merger Agreement (it being understood that nothing in this Lock-up Agreement shall abridge or otherwise impair the rights of the undersigned pursuant to Section 5.6 or Section 5.11 of the Merger Agreement or restrict a Release from Indemnity, as defined in the Merger Agreement) or, in the case of Parent Preferred Stock, in accordance with the terms of the Certificate of Designation (it being understood that nothing in this Lock-up Agreement shall abridge the rights of the undersigned pursuant to, or otherwise impair the operation of, Section 6 of the Certificate of Designation, including any Conversion (as defined in the Certificate of Designation) thereunder); or

(f)	Transfers pursuant to an order of a court or regulatory agency;

and provided, further, that, with respect to each of (a) and (b) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or other public announcement shall be made voluntarily in connection with such transfer or disposition during the Restricted Period; provided that, (i) any filing under Section 16 of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that such filing relates to the circumstances described in (a) or (b), as applicable and (ii) the foregoing shall not prevent the undersigned from filing a Form 13F, Schedule 13G or Schedule 13D, or any amendment thereto, or from disclosing its holdings in Parent as required by law or regulation or its internal disclosure policies in the ordinary course of business.

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Parent. In furtherance of the foregoing, the undersigned agrees that Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Parent Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that Parent and the Company are proceeding with the Contemplated Transactions in reliance upon this Lock-Up Agreement.

3

Any and all remedies herein expressly conferred upon Parent or the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Parent or the Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage could occur to Parent and/or the Company in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Parent and the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent or the Company is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Parent or the Company with respect thereto.

In the event that any holder of Parent’s securities that are subject to a substantially similar agreement entered into by such holder, other than the undersigned, is permitted by Parent, including through any written consent granted under subparagraph a(ii)(E) above, to sell or otherwise transfer or dispose of shares of Parent Common Stock or other shares of Parent capital stock for value other than as permitted by this or a substantially similar agreement entered into by such holder or is granted an early release from the restrictions described herein during the Restricted Period, the same percentage of the Undersigned’s Shares shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”). Parent shall notify the undersigned of any Pro-Rata Release of its shares on the same day that any permission that triggers the Pro-Rata Release is granted.

Upon the release of any of the Undersigned’s Shares from this Lock-Up Agreement, Parent will cooperate with the undersigned to facilitate the timely preparation and delivery of certificates representing the Undersigned’s Shares without the restrictive legend above or the withdrawal of any stop transfer instructions.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of Laws principles thereof.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Parent, the Company and the undersigned by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

4

Very truly yours,

Print Name of Stockholder:	[ ]

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

Accepted and Agreed by IKENA ONCOLOGY, INC.:

By:
Name:
Title:

Accepted and Agreed by
PIONYR IMMUNOTHERAPEUTICS, INC.:

By:
Name:
Title:

[Signature Page to Lock-up Agreement]